EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  EGLOBE, INC.,

                         EGLOBE MERGER SUB NO. 5, INC.,

                           COAST INTERNATIONAL, INC.,

                                       AND

                               THE STOCKHOLDERS OF

                            COAST INTERNATIONAL, INC.











                   Dated as of the 29th day of November, 1999


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                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is entered into this 29th day of November, 1999, by and among eGLOBE, INC., a Delaware corporation ("Acquiror"), eGLOBE MERGER SUB NO. 5, INC., a Delaware corporation ("Acquiror Sub"), COAST INTERNATIONAL, INC., a Nevada corporation (the "Company"), and Ronald L. Jensen, Bijan Moaveni and Jose Valdez, the stockholders of the Company (collectively, the "Company Stockholders").

                  WHEREAS, the Company, upon the terms and subject to the conditions of this Merger Agreement and in accordance with Title 7 Business
Associations: Securities: Commodities Law of the State of Nevada ("Nevada Law") and the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into Acquiror Sub (the "Merger");

                  WHEREAS, the board of directors of the Company has (i) determined that the Merger is fair to the holders of Company Common Stock (as defined in Section 2.1(a)) and is in the best interests of such stockholders and
(ii) approved and adopted this Merger Agreement and the transactions contemplated hereby;

                  WHEREAS, the board of directors of Acquiror and the sole stockholder of Acquiror Sub have approved and adopted this Merger Agreement and the transactions contemplated hereby; and

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of
Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, it is intended that the shares of common stock, par value $.001 per share, of Acquiror (the "Acquiror Common Stock") to be issued
(i) under this Agreement, (ii) upon conversion of Acquiror Convertible Preferred Stock (as defined in Section 2.1(a)), and (iii) upon payment of dividends on Acquiror Convertible Preferred Stock shall be issued to the Company Stockholders pursuant to Section 4(2) of the Securities Act (as defined in Section 11.2) and shall be registered under the Securities Act or registered or qualified under any state securities laws pursuant to the Registration rights Agreement (herein defined);

                  NOW,   THEREFORE,   in   consideration   of   the   respective
representations, warranties, covenants and agreements set forth in this Merger Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1.  THE MERGER.

                  Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with Nevada Law and Delaware Law, at the Effective Time (as defined in Section 1.2) the Company shall be merged with and into Acquiror Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Acquiror Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

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         SECTION 1.2.  EFFECTIVE TIME.

                  Subject to the provisions of Section 2.4, as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing this Merger Agreement, certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") with the Secretary of State of the State of Nevada and the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Nevada Law and Delaware Law, respectively (the date and time of the latest to occur of such filings being the "Effective Time").

         SECTION 1.3.  EFFECT OF THE MERGER.

                  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Nevada Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Acquiror Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquiror Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.4.  CERTIFICATE OF INCORPORATION; BYLAWS.

                  (a) At the Effective Time the certificate of incorporation of Acquiror Sub in effect immediately prior to the Effective Time shall become the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Law (as defined in Section 11.2), except that Article I of the Surviving Corporation's certificate of incorporation shall be amended at the Effective Time to read as follows: "The name of the corporation is eGlobe/Coast, Inc."

                  (b) At the Effective Time the bylaws of Acquiror Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

         SECTION 1.5.  DIRECTORS AND OFFICERS.

         The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         SECTION 1.6.  BOARD OF DIRECTORS OBSERVATION RIGHTS.

                  Acquiror shall allow Bijan Moaveni, as the designated representative of the Company Stockholders, or his replacement, to attend meetings of Acquiror's Board of Directors in the capacity of an observer for a period of two (2) years following the Effective Time. Acquiror shall provide such representative with all materials distributed to Acquiror's Board members as and when such materials are delivered to the Board members; provided, however, that such representative shall not be entitled to a vote on any matters discussed or voted upon by Acquiror's Board of Directors and shall not participate in,

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nor receive materials relating to, matters involving the executive  personnel of
Acquiror. Bijan Moaveni shall be covered by the Acquiror's directors and officers liability insurance policy.

         SECTION 1.7.  TAX TREATMENT OF THE MERGER.

                  It is intended by the parties hereto that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.1.  CONVERSION OF SECURITIES.

         At the Effective Time, as provided in this Merger Agreement, by virtue of the Merger and without any action on the part of Acquiror Sub, the Company or the Company Stockholders:

                  (a)      Conversion of Company Common Stock.

                           (i) All of the shares of common stock,  no par value,
                  of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1(c)), shall be converted, subject to this Section 2.1(a) and Section 2.4(c), into the right to receive (1) that number of shares (the "Closing Acquiror Common Shares") of Acquiror Common Stock equal to the amount determined under Section 2.3; and (2) 16,100 shares of Series O Convertible Preferred Stock, par value $.001 per share, of Acquiror ("Acquiror Convertible Preferred Stock"), having the rights, preferences and privileges as set forth in the certificate of designations (the "Certificate of Designations") attached hereto as Exhibit A, as adjusted pursuant to Section 2.1(a)(ii) (the "Exchange Value"). The Exchange Value will be satisfied in full at the Closing, provided, however, that twenty percent (20%) of the aggregate number of shares (the "Escrow Shares") of the Acquiror
                  Convertible Preferred Stock issuable to the Company Stockholders will be deposited into escrow, pursuant to the terms of an escrow agreement, substantially in the form attached hereto as Exhibit B (the "Escrow Agreement"), for a period of one (1) year, and serve as security for the performance of the indemnity obligations of the Company Stockholders under Section 10.2 of this Merger Agreement. The Exchange Value shall be allocated among the Company Stockholders in the proportions set forth opposite the names of such Company Stockholders in the column on Schedule 2.1 entitled "Percentage of Exchange Value" (based on the ratio of the number of shares of Company Common Stock set forth opposite the name of each Company Stockholder in the column on
                  Schedule 2.1 entitled "Shares of Company Common Stock" to the total number of shares of Company Common Stock set forth on
                  Schedule 2.1 to be exchanged by all of the Company Stockholders (which constitute all of the outstanding shares of capital stock of the Company)).

                           (ii) If between the date of this Merger Agreement and
                  the Effective Time the outstanding shares of Acquiror Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or

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                  exchange of shares,  the Exchange Value shall be appropriately and  correspondingly  adjusted to reflect such stock dividend,
                  subdivision,   reclassification,    recapitalization,   split,
                  combination or exchange of shares.

                  (b) Cancellation and Retirement of Company Common Stock. All such shares of Company Common Stock referred to in Section 2.1(a) (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1(c)) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive (i) a certificate representing whole shares of Acquiror Common Stock and Acquiror Convertible Preferred Stock into which such Company Common Stock was converted pursuant to the Merger and (ii) an amount in cash, without interest, in lieu of fractional shares. No fractional share of Acquiror Common Stock and Acquiror Convertible Preferred Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(c) hereof. The holders of certificates which prior to the Effective Time represented shares of Company Common Stock shall cease to have any rights with respect thereto except as otherwise provided herein or by Law.

                  (c) Cancellation of Treasury Stock. Any shares of Company Common Stock held in the treasury of the Company and any shares of Company Common Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (d) Acquiror Sub Common Stock. Each share of common stock, par value $.01 per share, of Acquiror Sub issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding share of common stock, par value $.01 per share, of the Surviving Corporation, and all of which shall continue to be held by Acquiror.

         SECTION 2.2   ACQUIROR CONVERTIBLE PREFERRED STOCK

                  The Acquiror Convertible Preferred Stock will be convertible into Acquiror Common Stock on or after the date that is one (1) year after the Effective Time, as defined in Section 1.2 above, at the Conversion Price, which shall be $5, subject to adjustment as specified in the Certificate of Designations.

         SECTION 2.3   CLOSING ACQUIROR COMMON SHARES

                  Closing Acquiror Common Shares will be the number of shares of Acquiror Common Stock determined by dividing $2.5 million by 97.5% of the average closing price per share of Acquiror Common Stock over the 15 consecutive trading days immediately prior to the date of execution of this Merger Agreement (the "Closing Common Share Price").

         SECTION 2.4.  EXCHANGE OF CERTIFICATES.

                  (a) Exchange Procedures. As soon as practicable following the vote of the Company Stockholders approving the Merger Agreement and the transactions contemplated hereby and prior to the Effective Time, Acquiror shall deliver to each holder of record of a certificate or certificates of Company Common Stock representing outstanding shares of Company Common Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Acquiror) and

                                      -4-
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(ii)  instructions  for use in effecting  the surrender of the  Certificates  in exchange for (A) certificates  representing  shares of Acquiror Common Stock and
(B) certificates representing shares of Acquiror Convertible Preferred Stock. Upon surrender of a Certificate for cancellation to Acquiror, together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled, as soon as reasonably practicable after the Effective Time, to receive in exchange therefor (i) a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive in respect of such Certificate (after taking into account all shares of Company Common Stock then held by such holder under all such Certificates so surrendered) pursuant to Section 2.1 (a)(i)(A), (ii) a certificate representing that number of whole shares of Acquiror Convertible Preferred Stock which such holder has the right to receive in respect of such Certificate (after taking into account all shares of Company Common Stock then held by such holder under all such Certificates so surrendered) less the twenty percent (20%) of such shares of Acquiror Convertible Preferred Stock to be deposited into escrow pursuant to
Section 2.1(a) and (iii) cash in lieu of fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.4(c). The Certificates so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such
surrender  the  shares  of  Acquiror  Common  Stock,   the  shares  of  Acquiror
Convertible Preferred Stock and the cash in lieu of fractional shares issuable in exchange therefor. No interest will be paid or will accrue on any cash payable pursuant to this Article II.

                  (b) No Further Rights in Company Common Stock. All shares of Acquiror Common Stock and Acquiror Convertible Preferred Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.4(c)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

                  (c) No Fractional Shares. No fractional shares of Acquiror Common Stock or Acquiror Convertible Preferred Stock shall be issued upon surrender for exchange of the Certificates, and any such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock or Acquiror Convertible Preferred Stock shall receive in cash the equivalent value of such fraction of a share of Acquiror Common Stock or of the shares of Acquiror Common Stock into which such fraction of a share of Acquiror Convertible Preferred Stock would convert, as the case may be.

                  (d) Lost, Stolen or Destroyed Certificates. In the event any certificate evidencing shares of Company Common Stock shall have been lost, stolen or destroyed and not replaced by the Company prior to the Effective Time in the Ordinary Course of Business (as defined in Section 11.2), Acquiror shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock, shares of Acquiror Convertible Preferred Stock and cash in lieu of fractional shares as may be required pursuant to this Article II; provided, however, that Acquiror may, in its reasonable discretion and as a condition precedent to the issuance or payment thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror or the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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

         SECTION 2.5.  STOCK TRANSFER BOOKS.

                  At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to Acquiror for any reason shall, subject to Section 2.4, be converted into shares of Acquiror Common Stock issuable in exchange therefor pursuant to Section 2.1(a)(i)(A), shares of Acquiror Convertible Preferred Stock issuable in exchange therefor pursuant to Section 2.1(a)(i)(B) and any cash in lieu of fractional shares of Acquiror Common Stock to which the holders thereof are entitled pursuant to Section 2.4(c).

         SECTION 2.6.  CLOSING.

                  Subject to the terms and conditions of this Merger Agreement, the closing of the Merger (the "Closing") will take place as soon as practicable (but, in any event, within five (5) business days) after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in
Article VIII hereof, at the offices of Acquiror, 1250 24th St., NW, Suite 725, Washington, DC 20037, unless another date or place is agreed to in writing by the parties hereto (the date of the Closing being referred to herein as the "Closing Date").

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                          AND THE COMPANY STOCKHOLDERs

                  The Company and the Company Stockholders, each for himself but not for the others, hereby represent and warrant to Acquiror as follows:

         SECTION 3.1.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite power and authority to own, operate, lease and otherwise to hold and operate its Assets (as defined in Section 11.2) and to carry on its business as now being conducted and as proposed to be conducted and to perform the terms of this Merger Agreement and the transactions contemplated hereby. The Company is duly qualified to conduct its business, and is in good standing, in each jurisdiction as set forth on Schedule 3.1(a) in which the character of its Assets owned, operated or leased or the nature of its activities makes such qualification necessary.

                  (b) Except as set forth in Schedule 3.1, the Company has no Subsidiaries and neither the Company nor any Subsidiary has any equity investment or other interest in, nor has the Company or any Subsidiary made advances or loans to (other than for customary credit extended to customers of the Company in the Ordinary Course of Business (as defined in Section 11.2) and reflected in the Financial

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

Statements (as defined in Section 3.7)), any Person (as defined in Section 11.2). Schedule 3.1(b) sets forth (i) the authorized capital stock or other equity interests of each direct and indirect Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary directly or indirectly owned by the Company, and (ii) the nature and amount of any such equity investment, other interest or advance. All of such shares of capital stock or other equity interests of the Subsidiaries directly or indirectly held by the Company have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. The Company directly, or indirectly through wholly owned Subsidiaries, owns all such shares of capital stock or other equity interests of the direct or indirect Subsidiaries free and clear of all Encumbrances. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation (as listed in Schedule 3.1), and has the requisite power and authority to own, operate, lease and otherwise to hold and operate its Assets and to carry on its business as now being conducted and as proposed to be conducted. Each Subsidiary is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the character of its Assets owned, operated or leased or the nature of its activities makes such qualification necessary.

         SECTION 3.2.  CERTIFICATE OF INCORPORATION AND BYLAWS.

                  The Company has delivered to Acquiror a complete and correct copy of the certificate of incorporation, bylaws and other organizational or governing document of the Company and each Subsidiary, each as amended to date. Such certificates of incorporation, bylaws and other organizational or governing documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational or governing document.

         SECTION 3.3.  CAPITALIZATION.

                  (a) The  authorized  capital stock of the Company  consists of
(a) 2,500 shares of common stock, no par value ("Company Common Stock"), of which: (i) 1,846 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and (ii) no shares are held in the treasury of the Company. All of the issued and outstanding shares of Company Common Stock are owned beneficially and of record by the Company Stockholders free and clear of all Encumbrances. There are no options, warrants or other rights or Agreements of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of the Company. There are no outstanding obligations or Agreements of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.. Except as set forth in Schedule 3.3, the Company has no outstanding indebtedness for borrowed money, except for operating expenses incurred in the Ordinary Course of Business.

         SECTION 3.4.  BALANCE SHEET AND NET WORKING CAPITAL.

                  The parties acknowledge the Pro forma Balance Sheet of the Company attached hereto as Schedule 3.4; and, the parties acknowledge and agree to the distributions to the Company Stockholders and the transactions to and from affiliates of the Company Stockholders reflected in such balance sheet;

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provided, however, that the Net Working Capital of the Company as of the Closing
Date shall not be less than $1,500,000. For purposes of this Section 3.4, "Net Working Capital" means current assets minus current liabilities as set forth on the Company's listing of the components of Net Working Capital on Schedule 3.4 attached hereto.

         SECTION 3.5.  AUTHORITY.

                  The execution and delivery of this Merger Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate (including stockholder) action and no other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement and the other Agreements contemplated hereby, or to consummate the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 3.6.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Except as set forth in Schedule 3.6, the execution and delivery of this Merger Agreement by the Company does not, and the performance by the Company of its obligations under this Merger Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of the Company, (ii) conflict with or violate any Law to which the Company or any Subsidiary is bound or by which any of the Assets is subject, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which any of the Assets is subject.

                  (b) Except as set forth in Schedule 3.6, the execution and delivery of this Merger Agreement by the Company does not, and the performance of this Merger Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity.

         SECTION 3.7.  FINANCIAL STATEMENTS.

                  The Company has prepared and furnished to Acquiror (a) an audited balance sheet and profit and loss statement of the Company as of December 31, 1998 (the "Audited Balance Sheet"), and (b) an unaudited balance sheet (the "Unaudited Balance Sheet") and profit and loss statement of the Company as of October 31, 1999 (the "Financial Statements Date"). The financial statements have been prepared in accordance with the books and records of the Company and the Subsidiaries. The financial statements referred to in this
Section 3.7 and other financial statements of the Company provided to Acquiror pursuant to this Agreement (the "Financial Statements") present fairly, in all material respects, the financial condition of the Company as of the respective dates and the results of operations and cash flows for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except that such unaudited statements do not contain all required footnotes and are subject to normal recurring year-end adjustments).

                  Since the Financial Statements Date, the Company has incurred no liabilities, contingent or absolute, matured or unmatured, except for liabilities incurred in the Ordinary Course of Business, those liabilities described on Schedule 3.7 and those liabilities, if any, which would not have a Company Material Adverse Effect.

         SECTION 3.8.  ACCOUNTS RECEIVABLE.

                  The accounts receivable aging of the Company and the Subsidiaries shown on Schedule 3.8, reflected on the Unaudited Balance Sheet or thereafter acquired by the Company or any Subsidiary, have been collected or are bona fide, arose in the Ordinary Course of Business, and to the Company's and the Company Stockholders' knowledge, are not subject to any disputes or offsets except those customary adjustments made from time to time in the ordinary course of business to "true up" accounts receivable with local telephone companies.

         SECTION 3.9.  OWNERSHIP AND CONDITION OF THE ASSETS.

                  The Company or a Subsidiary is the sole and exclusive legal and equitable owner of and has good and marketable title to the Assets reflected in the Audited Balance Sheets and in the Unaudited Balance Sheets, and all material Assets purchased by the Company or by any Subsidiary since October 31, 1999 (except for Assets reflected in such Audited Balance Sheets and Unaudited Balance Sheets or acquired since October 31, 1999 which have been sold or otherwise disposed of in the Ordinary Course of Business) and, except as set forth in Schedule 3.9, such Assets are free and clear of all Encumbrances. No Person or Government Entity has an option to purchase, right of first refusal or other similar right with respect to all or any part of the Assets. All of the personal property of the Company and the Subsidiaries is in good working order and repair, ordinary wear and tear excepted, and is suitable and adequate for the uses for which it is intended or is being used.

         SECTION 3.10. LEASES.

                  Schedule 3.10 lists and briefly describes all Material Leases (as defined in Section 11.2) under which the Company or any Subsidiary is lessee or lessor of any Asset, or holds, manages or operates any Asset owned by any third party, or under which any Asset owned by the Company or any Subsidiary is held, operated or managed by a third party. The Company or the applicable Subsidiary is the owner and holder of all leasehold estates purported to be granted to the Company or such Subsidiary by the Material Leases described in
Schedule 3.10 and the Company or such Subsidiary is the owner of all equipment, machinery and other Assets thereon or in buildings and structures thereon, in each case free and clear of all Encumbrances. Each such Material Lease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, except for the principles of bankruptcy and insolvency, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances. All necessary governmental approvals with respect thereto have been obtained except for the principles of bankruptcy and insolvency, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder. The Company or the applicable Subsidiary has performed in all material respects all obligations thereunder required to be performed by the Company or such Subsidiary. No party is in default in any material respect under any of the foregoing, and to the Company's and the Company Stockholders' knowledge, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

         SECTION 3.11. OTHER AGREEMENTS.

                  Schedule 3.11 lists all Material Contracts, and the Company has delivered or made available to Acquiror true and correct copies of all such Agreements. Each such Material Contract is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto. All necessary governmental approvals with respect thereto have been obtained, except for the principles of bankruptcy and insolvency, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder. The Company or the applicable Subsidiary has in all material respects performed all the obligations thereunder required to be performed by the Company or such Subsidiary. No party is in default in any material respect under any of the agreements described in Schedule 3.11, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

         SECTION 3.12. REAL PROPERTY.

                  Schedule 3.12 contains a list and brief description of all leasehold interests in real estate, easements, rights to access, rights-of-way and other real property interests which are owned, leased, used or held for use by the Company or any Subsidiary (collectively, the "Real Property"). The Real Property described in Schedule 3.12 constitutes all real property interests necessary to conduct the business and operations of the Company and the Subsidiaries as now conducted. The Company and the Subsidiaries are not aware of any easement or other real property interest, other than those described in
Schedule 3.12, that is required, or that has been asserted by a Government Entity or other Person to be required, to conduct the business and operations of the Company and the Subsidiaries. The Company has delivered to Acquiror true and complete copies of all deeds, leases, easements, rights-of-way and other instruments pertaining to the Real Property (including any and all amendments and other modifications of such instruments). All Real Property (including the improvements thereon) (a) is in good condition and repair consistent with its present use, (b) is available to the Company or the applicable Subsidiary for immediate use in the conduct of the Company's business and operations, and (c) to the Company's and the Company Stockholders' knowledge complies in all material respects with all applicable building or zoning codes and the regulations of any Government Entity.

         SECTION 3.13. ENVIRONMENTAL MATTERS.

                  The Company and the Subsidiaries have complied in all material respects and are in material compliance with all Environmental Laws (as defined in Section 11.2). There are no pending or, to the knowledge of the Company and the Company Stockholders, threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither the Company nor any Subsidiary has directly or indirectly received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Government Entity or any other Person arising out of or attributable to: (a) the current or past presence at any part of the Real Property of Hazardous Materials (as defined in Section 11.2) or any substances that pose a hazard to human health or an impediment to working conditions; (b) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (c) the off-site disposal of Hazardous Materials originating on or from the Real Property; (d) any facility operations or procedures of the Company or any Subsidiary which do not conform to requirements of the Environmental Laws; or (e) any violation of Environmental Laws at any part of the Real Property or otherwise arising from the Company's or any Subsidiary's activities involving Hazardous Materials.

         SECTION 3.14. LITIGATION.

                  There is no action, suit, investigation, claim, proceeding, arbitration or litigation pending or, to the knowledge of the Company and the Company Stockholders, threatened against or involving the Company, any Subsidiary, the Assets or the business and operations of the Company or any Subsidiary, at law or in equity, or before or by any court, arbitrator or Government Entity. The Company and the Subsidiaries are not operating under or subject to any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Government Entity.

         SECTION 3.15.  COMPLIANCE WITH LAWS; LICENSES AND PERMITS.

                  The Company and the Subsidiaries have complied and are in compliance in all material respects with all Laws applicable to the Company, any Subsidiary, the Assets and the Company's or any Subsidiary's business and operations, including all U.S., foreign, federal, state and local Laws pertaining to employment or labor, safety, health, environmental protection, zoning and other matters. The Company and the Subsidiaries have obtained and hold all Licenses (as defined in Section 11.2) (none of which has been modified or rescinded and all of which are in full force and effect) from all Government Entities necessary to conduct the business and operations of the Company and the Subsidiaries as now conducted and as proposed to be conducted and to own, use and maintain the Assets (collectively, the "Company Licenses"). Neither the Company nor any Subsidiary is in violation of or material default under any Company License. All returns, reports, statements and other documents required to be filed by the Company or any Subsidiary with any Government Entity have been filed and complied with and are true, correct and complete in all material respects (and any related fees required to be paid have been paid in full). To the knowledge of the Company and the Company Stockholders, all records of every type and nature relating to the Company Licenses, the Assets or the business or operations of the Company or any Subsidiary have been maintained in all material respects in accordance with good business practices and the rules of any Government Entity and are maintained at the Company or the appropriate Subsidiary.

         SECTION 3.16. INTELLECTUAL PROPERTY.

                  (a) The Company or a Subsidiary owns, or is licensed or otherwise possesses all necessary rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs and applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or marketed in the business of the Company or any Subsidiary as presently conducted and as proposed to be conducted or included or proposed to be included in the Company's or any Subsidiary's products or services or proposed products or services.

                  (b)  Schedule  3.16  lists  all (i)  patents,  registered  and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) licenses, sublicenses and other Agreements as to which the Company or any Subsidiary is a party and pursuant to which any Person is authorized to use any Intellectual Property, and
(iii) licenses, sublicenses and other Agreements as to which the Company or any Subsidiary is a party and pursuant to which the Company or any Subsidiary is authorized to use any Intellectual Property right of any other person.

                  (c) To the knowledge of the Company and the Company Stockholders, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Company or any Subsidiary, any trade secret material to the Company or any Subsidiary, or any Intellectual Property right of any third party to the extent licensed by or through the Company or any Subsidiary, by any third party, including any employee or former employee of the Company or any Subsidiary. Except as set forth in Schedule 3.16, neither the Company nor any Subsidiary has entered into any Agreement to indemnify any other Person against any charge of infringement of any Intellectual Property. Except as set forth in Schedule 3.16, there are no royalties, fees or other payments payable by the Company or any Subsidiary to any Person by reason of the ownership, use, sale or disposition of Intellectual Property.

                  (d) Neither the Company nor any Subsidiary is, nor will it be as a result of the execution and delivery of this Merger Agreement or the performance of its obligations under this Merger Agreement, in breach of any license, sublicense or other Agreement relating to the Intellectual Property.

                  (e) Neither the Company nor any Subsidiary (i) has been served with process, or is aware that any Person is intending to serve process on the Company or any Subsidiary, in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property or other proprietary right of any third party or (ii) has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or Agreement involving Intellectual Property against any third party. The business of the Company and the Subsidiaries as presently conducted and as proposed to be conducted, and the Company's and the Subsidiaries' products and services or proposed products and services do not infringe any Intellectual Property or other propriety right of any third party.

         SECTION 3.17. TAXES AND ASSESSMENTS.

                  Except as set forth on Schedule 3.17, Acquiror has (a) duly and timely paid all Taxes which have become due and payable by it; (b) Company has received no notice of, nor does Company have any knowledge of, any notice of deficiency or assessment or proposed deficiency or assessment with respect to any Taxes from any Government Entity; and (c) to Company's knowledge, there are no audits pending and there are no outstanding Agreements or waivers by Company that extend the statutory period of limitations applicable to any federal, state, local, or foreign Tax returns or Taxes. See Schedule 3.17 for potential additional Tax liabilities.

         SECTION 3.18. EMPLOYMENT MATTERS.

                  (a) Neither the Company, any Subsidiary nor any Employee Benefit Plan (as defined in Section 11.2) maintained by the Company or any Subsidiary or to which the Company or any Subsidiary has or has had the obligation to contribute in respect of any current or former employee is in violation of any provisions of Law (including without limitation, if such Employee Benefit Plan is intended by the Company or any Subsidiary to satisfy the requirements for Tax qualification described in Section 401 of the Code, the Code and the requirements for Tax qualification described in Section 401 thereof); no reportable event, within the meaning of ERISA (as defined in
Section 11.2), ss. 4043(c)(1),

(2), (3), (5), (6), (7) or (10), has occurred and is continuing with respect to any such Employee Benefit Plan and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan. No Employee Benefit Plan maintained by the Company or any Subsidiary is a Multiemployer Plan (as such term is defined in ERISA), is subject to Title IV of ERISA or provides post-retirement medical, life insurance or other benefits except to the extent required to comply with the health care continuation coverage requirements of ERISA and the Code. Except as set forth in Schedule 3.18, neither the Company nor any Subsidiary (i) maintains or has ever maintained any Employee Benefit Plan or Other Arrangement (as defined in Section 11.2), (ii) is or ever has been a party to any Employee Benefit Plan or Other Arrangement or (iii) has any obligations under any Employee Benefit Plan or Other Arrangement.

                  (b) There are no collective bargaining or similar Agreements applicable to any employees of the Company or any Subsidiary and neither the Company nor any Subsidiary has any duty to bargain with any labor organization with respect to any such employees. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by the Company or any Subsidiary.

                  (c) Schedule 3.18 contains a true and complete list of (i) the names, positions, rates of compensation and fringe benefits of all employees of the Company and the Subsidiaries. With respect to any persons employed by the Company or any Subsidiary, to the Company's and Company Stockholders' knowledge, the Company and the Subsidiaries are in compliance with all Laws respecting employment conditions and practices, have withheld all amounts required by any applicable Laws to be withheld from wages or any Taxes or penalties for failure to comply with any of the foregoing.

                  (d) With respect to any persons employed by the Company or any Subsidiary, (i) neither the Company nor any Subsidiary has engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and (ii) there are no pending or, to the knowledge of the Company and the Company Stockholders, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company or any Subsidiary before any Government Entity nor, to the knowledge of the Company and the Company Stockholders, does any basis therefor exist.

                  (e) No Employee Benefit Plan or Other Arrangement, individually or collectively, provides for any payment by the Company to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

                  (f) The Company has furnished to Acquiror true and complete copies of each of the following documents: (i) the documents setting forth the terms of each Employee Benefit Plan; (ii) all related trust Agreements or annuity Agreements (and any other funding Document) for each Employee Benefit Plan; (iii) for the three (3) most recent plan years, all annual reports (Form 5500 series) on each Employee Benefit Plan that have been filed with any Government Entity; (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan (as defined in Section 11.2); (v) all DOL (as defined in Section 11.2) opinions on any Employee Benefit Plan; (vi) all correspondence with the PBGC (as defined in Section 11.2) on any Employee Benefit Plan exchanged during the past three (3) years; (vii) all IRS (as defined in Section 11.2) rulings, opinions or technical advice relating to any Employee Benefit Plan and the current IRS determination letter issued with respect to each Qualified Plan (as defined in Section 11.2); and (viii) all current Agreements with service providers or fiduciaries for providing services on behalf of any Employee Benefit Plan. For each Other Arrangement, the Company has furnished to Acquiror true and complete copies of each policy, Agreement or other Document setting forth or explaining the current terms of the Other Arrangement, all related trust Agreements or other funding documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all significant employee communications, all correspondence with or other submissions to any Government Entity, and all current Agreements with service providers or fiduciaries for providing services on behalf of any Other Arrangement.

                  (g) Schedule 3.18 sets forth a list of all Qualified Plans. All Qualified Plans and any related trust Agreements or annuity Agreements (or any other funding document) comply and have complied with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws, except where the failure so to comply would not have a Company Material Adverse Effect. The trusts established under such Qualified Plans are exempt from federal income Taxes under Section 501(a) of the Code. The Company and the Subsidiaries have received determination letters issued by the IRS with respect to each Qualified Plan, and the Company has furnished to Acquiror true and complete copies of all such determination letters and all correspondence relating to the applications therefor. All statements made by or on behalf of the Company or any Subsidiary to the IRS in connection with applications for determinations with respect to each Qualified Plan were true and complete when made and continue to be true and complete. To the knowledge of the Company and the Company Stockholders, nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the Tax-qualified status of any Qualified Plan.

                  (h) The Company and the Subsidiaries have made all contributions and other payments required by and due under the terms of each Employee Benefit Plan and Other Arrangement and have taken no action during the past three (3) years (other than actions required by Law) relating to any Employee Benefit Plan or Other Arrangement that will increase Acquiror's, the Surviving Corporation's or any Subsidiary's obligation under any Employee Benefit Plan or Other Arrangement.

                  (i) No Employee Benefit Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Employee Benefit Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

         SECTION 3.19. TRANSACTIONS WITH RELATED PARTIES.

                  Except as set forth in Schedule 3.19, neither any present or, to the knowledge of the Company or any Company Stockholder, former director, officer, employee with a salary in excess of $60,000, or stockholder of the Company or any Subsidiary who beneficially owns more than 5% of the capital stock of the Company or any Subsidiary, nor any affiliate of such director, officer, employee or stockholder:

                  (a) owns, directly or indirectly,  any interest in (except for holdings in securities that are listed on a national securities exchange, quoted on a national automated quotation system or regularly traded in the over-the-counter market, where such holdings are not in excess of two percent (2%) of the outstanding class of such securities and are held solely for investment purposes), or is a stockholder, partner, other holder of equity interests, director, officer, employee, consultant or agent of, any Person that is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the Company or any Subsidiary, except where the value to such individual of any such arrangement with the Company or any Subsidiary has been less than $60,000 in the last twelve (12) months;

                  (b) owns, directly or indirectly, in whole or in part, any assets or property with a fair market value of $60,000 or more which the Company or any Subsidiary currently uses in its business;

                  (c) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to, the Company or any Subsidiary, except for claims arising in the Ordinary Course of Business from any such person's service to the Company or any Subsidiary as a director, officer or employee;

                  (d) has sold or leased to, or purchased or leased from, the Company or any Subsidiary any assets or property for consideration in excess of $60,000 in the aggregate since January 1, 1995;

                  (e) is a party to any Agreement pursuant to which the Company or any Subsidiary provides office space to any such Person, or provides services of any nature to any such Person, other than in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary; or

                  (f) has, since January 1, 1995, engaged in any other material transaction with the Company or any Subsidiary involving in excess of $60,000, other than (i) in the Ordinary Course of Business in connection with the employment of such person by the Company or any Subsidiary, and (ii) dividends, distributions and stock issuances to all stockholders on a pro rata basis.

         SECTION 3.20. INSURANCE.

                  The Company has made available to Acquiror copies of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the Assets or the business and operations of the Company or any Subsidiary. All such policies: (a) are in full force and effect; (b) are sufficient for compliance by the Company and the Subsidiaries with all requirements of applicable Law and of all Licenses and other Agreements to which the Company or any Subsidiary is a party; (c) are valid, outstanding, and enforceable policies; and (d) insure against risks of the kind customarily insured against and in amounts customarily carried by corporations similarly situated and provide adequate insurance coverage for the Assets and the business and operations of the Company and the Subsidiaries.

         SECTION 3.21. VOTING REQUIREMENTS.

                  The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Merger Agreement and the transactions contemplated hereby.

         SECTION 3.22.     Compliance with Foreign Corrupt Practices Act.

                  Neither the Company, the Subsidiaries nor any of their officers, directors or, to the knowledge of the Company or any Company Stockholder, any of their employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company or of any Subsidiary) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Government Entity in the

United States or elsewhere in connection with or in furtherance of the business of the Company or any Subsidiary (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company or any Subsidiary in obtaining business for or with, or directing business to, any Person, or (b) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Company and the Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

         SECTION 3.23. BROKERS.

                  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company, any Subsidiary, or any Company Stockholder.

         SECTION 3.24. BOARD RECOMMENDATION.

                  At a meeting duly called and held in compliance with Nevada Law, the board of directors of the Company has adopted by unanimous vote a resolution approving and adopting this Merger Agreement and the transactions contemplated hereby and recommending approval and adoption of this Merger Agreement and the transactions contemplated hereby by the Company Stockholders.

         SECTION 3.25. STATE TAKEOVER STATUTES; CERTAIN CHARTER PROVISIONS.

                  No state takeover statutes or charter or bylaw provisions are applicable to the Merger or this Merger Agreement and the transactions contemplated hereby or thereby.

         SECTION 3.26. YEAR 2000.

                  All software and firmware used by the Company in connection with any material aspect of the Company's business and operations (the
"Software") is, to the best of the officers' of the Company's knowledge, Year 2000 Compliant. "Year 2000 Compliant" means that the Software is designed to be used before, during and after the calendar Year 2000 and that it will operate during each such time period without error relating to date data, including without limitation, errors relating to or which are the result of the date data which represents or references different centuries or more than one country.

         SECTION 3.27. ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  Except as set forth in Schedule 3.27, since October 31, 1999 there has been no material adverse change, and no change except in the Ordinary Course of Business, in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of the Company or any Subsidiary.

         SECTION 3.28. PROXY STATEMENT.

                  The  information  supplied  by the  Company or  required to be supplied by the Company (except to the extent revised or superseded by amendments or supplements) for inclusion in or with the proxy statement (as amended or supplemented from time to time, the "Acquiror Proxy Statement") relating to the Acquiror Stockholders Meeting (as defined in Section 7.2(b)), shall not, on the date the Acquiror Proxy Statement is first mailed to the stockholders of Acquiror, at the time of the Acquiror Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Acquiror which is contained in or omitted from the Acquiror Proxy Statement.

                                   ARTICLE IV

                  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF
                            THE COMPANY STOCKHOLDERs

         Each Company Stockholder for himself but not for the others hereby represents and warrants to Acquiror as follows:

         SECTION 4.1.  TITLE TO COMPANY COMMON STOCK.

                  Such Company Stockholder is and immediately prior to the Effective Time will be the sole legal, beneficial and record owner of the number of shares of Company Common Stock set forth opposite such Company Stockholder's name in the column on Schedule 2.1 entitled "Shares of Company Common Stock." Such Company Stockholder has and immediately prior to the Effective Time such Company Stockholder will have good, valid and marketable title to such shares of Company Common Stock, free and clear of all Encumbrances, except such restrictions on the transfer of such shares as may be applicable under federal and state securities Laws.

         SECTION 4.2.  AUTHORITY AND CAPACITY.

                  Such Company Stockholder has full legal right, capacity, power and authority to execute and deliver this Merger Agreement and all other documents and Agreements executed or to be executed by such Company Stockholder pursuant hereto, and to consummate the transactions contemplated hereby and thereby.

         SECTION 4.3.  ABSENCE OF VIOLATION.

                  The execution, delivery and performance by such Company Stockholder of this Merger Agreement and all other documents and Agreements contemplated hereby to which such Company Stockholder is a party, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with, or violate any provision of, any Laws having applicability to such Company Stockholder; or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which such Company Stockholder is a party.

         SECTION 4.4.  RESTRICTIONS AND CONSENTS.

                  There are no Agreements, Laws or other restrictions of any kind to which such Company Stockholder is party or subject that would prevent or restrict, or require the consent or filing with or notification to, any Person in connection with, the execution, delivery or performance by such Company Stockholder of this Merger Agreement and all other documents and Agreements contemplated hereby to which such Company Stockholder is a party.

         SECTION 4.5.  BINDING OBLIGATION.

                  This  Merger  Agreement  constitutes,  and each  document  and
Agreement to be executed by such Company Stockholder pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall constitute, a valid and binding obligation of such Company Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 4.6.  NO REGISTRATION UNDER THE SECURITIES ACT.

                  The Stockholders understand that the shares of Acquiror Convertible Preferred Stock and, except as provided in Section 7.1 of this Merger Agreement, Acquiror Common Stock to be issued to the Stockholders under this Agreement or upon conversion of the Acquiror Convertible Preferred Stock have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions contained in the Securities Act or interpretations thereof, and neither such shares of Acquiror Convertible Preferred Stock or Acquiror Common Stock can be offered for sale, sold or otherwise transferred unless such shares are so registered or qualify for exemption from registration under the Securities Act.

         SECTION 4.7.  ACQUISITION FOR INVESTMENT.

                  The shares of Acquiror Convertible Preferred Stock and, except as provided in this Agreement, Acquiror Common Stock to be issued to the Stockholders under this Agreement or upon conversion of the Acquiror Convertible Preferred Stock, are being (or will be) acquired by the Stockholders in good faith solely for their own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. Such shares will not be offered for sale, sold or otherwise transferred by the Stockholders without either registration or exemption from registration under the Securities Act.

         SECTION 4.8.  EVALUATION OF MERITS AND RISKS OF INVESTMENT.

         The Stockholders have such knowledge and experience in financial and business matters that the Stockholders are capable of evaluating the merits and risks of the Stockholders' investment in the shares of Acquiror Convertible Preferred Stock and Acquiror Common Stock to be acquired hereunder or upon conversion of the Acquiror Convertible Preferred Stock. The Stockholders understand and are able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding such shares for an indefinite period of time, inasmuch as the shares have not been registered under the Securities Act). The Stockholders are an "accredited investor", as that term is defined in Regulation D promulgated under the Securities Act. The Stockholders confirm that Acquiror has made available to the Stockholder and its representatives and agents the opportunity to ask questions of the officers and management employees of Acquiror about the business and financial condition of Acquiror as the Stockholders or its representatives have requested.

                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                            ACQUIROR AND ACQUIROR SUB

                  Acquiror  and  Acquiror  Sub  hereby   jointly  and  severally
represent and warrant to the Company and the Company Stockholders as follows:

         SECTION 5.1.  ORGANIZATION AND QUALIFICATION.

                  Each of Acquiror and Acquiror Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror and Acquiror Sub have the requisite power and authority to own, lease and operate their respective assets and properties, to carry on their respective businesses as now being conducted and to perform the terms of this Merger Agreement and the transactions contemplated hereby. Acquiror and Acquiror Sub are duly qualified to conduct business, and are in good standing, in each jurisdiction where the ownership or leasing of their respective assets or properties or the nature of their respective activities in connection with the conduct of their respective businesses makes such qualification necessary.

         SECTION 5.2.  CERTIFICATE OF INCORPORATION AND BYLAWS.

                  Acquiror has delivered to the Company a complete and correct copy of the certificates of incorporation and the bylaws of Acquiror and Acquiror Sub, each as amended to date. Such certificates of incorporation and bylaws are in full force and effect. Neither Acquiror nor Acquiror Sub is in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational or governing document.

         SECTION 5.3.  CAPITALIZATION.

                  The authorized capital stock of Acquiror consists of: (a) one hundred million (100,000,000) shares of Acquiror Common Stock of which twenty-three million three hundred sixty-three thousand three hundred twenty-six (23,363,326) shares were issued and outstanding as of October 19, 1999; and (b) ten million (10,000,000) shares of preferred stock, par value $.001 per share, of which: (i) five hundred thousand (500,000) shares of Series B Convertible Preferred Stock are authorized, of which no shares are issued and outstanding;
(ii) two hundred (200) shares of 8% Series C Cumulative Convertible Preferred Stock are authorized, of which no shares are issued and outstanding; (iii) one hundred twenty-five (125) shares of 8% Series D Cumulative Convertible Preferred Stock are authorized, of which fifty (50) shares are issued and outstanding;
(iv) one hundred twenty-five (125) shares of 8% Series E Cumulative Convertible Redeemable Preferred Stock are authorized, of which fifty (50) shares are issued and outstanding; (v) two million twenty thousand (2,020,000) shares of Series F Convertible

Preferred Stock are authorized, of which one million ten thousand (1,010,000) shares are issued and outstanding; (vi) one (1) share of 6% Series G Cumulative Convertible Redeemable Preferred Stock is authorized, of which no shares are issued and outstanding; (vi) five hundred thousand (500,000) shares of Series H Convertible Preferred Stock are authorized, issued and outstanding; (vii) four hundred thousand (400,000) shares of Series I Convertible Preferred Stock are authorized, issued and outstanding; (viii) forty (40) 5% Series J Cumulative Convertible Preferred Stock are authorized, issued and outstanding; (ix) thirty
(30) shares of 5% Series K Cumulative Convertible Preferred Stock are authorized, issued and outstanding; (x) one (1) share of 20% Series M Cumulative Convertible Preferred Stock is authorized, issued and outstanding; and (xi) twenty thousand (20,000) shares of 8% Series N Cumulative Convertible Preferred Stock are authorized, of which one thousand ninety-five (1,095) shares are issued and outstanding. Acquiror is currently proposing to issue shares of shares of Series L Preferred Stock in connection with an acquisition. Except as set forth in Schedule 5.3, there are no options, warrants or other rights or Agreements of any character relating to the issued or unissued capital stock of Acquiror or obligating Acquiror to issue or sell any shares of capital stock of, or other equity interests in, Acquiror, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of Acquiror. Except as set forth in Schedule 5.3, there are no outstanding obligations of Acquiror to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

         SECTION 5.4.  AUTHORITY.

                  With the exception of obtaining the approval of Acquiror's stockholders (the "Acquiror Stockholder Approval") for the issuance of Acquiror Common Stock upon the conversion of Series O Preferred Stock (the "Stock Issuance") to a stockholder of Acquiror and the Company where such conversion could result in and increase in outstanding common shares or voting power of five percent (5%) or more to such stockholder, the execution and delivery of this Merger Agreement by Acquiror and Acquiror Sub and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Merger Agreement or to consummate the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by Acquiror and Acquiror Sub, and, assuming the due authorization, execution and delivery by the Company and the Company Stockholders, constitutes a legal, valid and binding obligation of Acquiror, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 5.5.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Except as set forth in Schedule 5.5, the execution and delivery of this Merger Agreement by Acquiror and Acquiror Sub do not, and the performance by Acquiror and Acquiror Sub of their respective obligations under this Merger Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Acquiror or Acquiror Sub, (ii) conflict with or violate any Law applicable to Acquiror or Acquiror Sub, or their respective assets and properties, or (iii) result in any breach of or constitute a default under any Agreement, or other instrument or obligation to which Acquiror or Acquiror Sub is a party or by which Acquiror or Acquiror Sub is bound, or by which any of their respective properties or assets is subject.

                  (b) Except as set forth in Schedule 5.5, the execution and delivery of this Merger Agreement by Acquiror do not, and the performance of this Merger Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity.

         SECTION 5.6.  FINANCIAL STATEMENTS.

                  The audited balance sheet of Acquiror as of the end of the fiscal year ending December 31, 1998, and the audited statement of income and cash flows for such fiscal year, fairly present, in all material respects, the financial condition of Acquiror as of the respective dates and the results of operations and cash flows for the respective periods indicated and have been prepared in accordance with GAAP applied on a consistent basis. Except as reflected in the unaudited balance sheet of Acquiror as of August 31, 1999, as included in Acquiror's Form 8-K filed with the SEC on October 15, 1999, Acquiror has no liabilities, contingent or absolute, matured or unmatured, known or unknown, except for liabilities incurred in the Ordinary Course of Business since August 31, 1999.

         SECTION 5.7.  AGREEMENTS.

                  All  Agreements  that were,  or were  required to be, filed as exhibits to the Acquiror SEC Documents (as defined in Section 5.13) (collectively, the "Acquiror Material Contracts") are, except as set forth in
Schedule 5.7 and except to the extent they have previously expired in accordance with their terms, as the same may have been amended from time to time, valid and in full force and effect on the date hereof, and Acquiror has not (and has no knowledge that any party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Acquiror Material Contract, except for defaults which would not reasonably be expected to have an Acquiror Material Adverse Effect.

         SECTION 5.8.  LITIGATION.

                  Except as set forth in Schedule 5.8, there is no action, suit, investigation, claim, proceeding, arbitration or litigation pending or, to the knowledge of Acquiror, threatened against or involving Acquiror, Acquiror Sub or the business and operations of Acquiror or Acquiror Sub, at law or in equity, or before or by any court, arbitrator or Government Entity. Acquiror is not operating under or subject to any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Government Entity.

         SECTION 5.9.  ENVIRONMENTAL MATTERS.

                  The Acquiror and Acquiror Subsidiaries have complied in all material respects and are in material compliance with all Environmental Laws (as defined in Section 11.2). There are no pending or, to the knowledge of the Acquiror, threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither the Acquiror nor any Acquiror Subsidiary has directly or indirectly received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Government Entity or any other Person arising out of or attributable to: (a) the current or past presence at any part of the Real Property of Hazardous Materials (as defined in Section 11.2) or any substances that pose a hazard to human health or an impediment to working conditions; (b) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (c) the off-site disposal of Hazardous Materials originating on or from the Real Property; (d) any facility operations or procedures of the Acquiror or any Acquiror Subsidiary which do not conform to requirements of the Environmental Laws; or (e) any violation of Environmental Laws at any part of the Real Property or otherwise arising from the Acquiror's or any Acquiror Subsidiary's activities involving Hazardous Materials.

         SECTION 5.10. INTELLECTUAL PROPERTY.

                  (a) The Acquiror or a Acquiror Subsidiary owns, or is licensed or otherwise possesses all necessary rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs and applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or marketed in the business of the Acquiror or any Acquiror Subsidiary as presently conducted and as proposed to be conducted or included or proposed to be included in the Acquiror's or any Acquiror Subsidiary's products or services or proposed products or services.

                   (b) To the knowledge of the Acquiror, there is no unauthorized use, disclosure, infringement or misappropriation of any
Intellectual Property rights of the Acquiror or any Acquiror Subsidiary, any trade secret material to the Acquiror or any Acquiror Subsidiary, or any Intellectual Property right of any third party to the extent licensed by or through the Acquiror or any Acquiror Subsidiary, by any third party, including any employee or former employee of the Acquiror or any Acquiror Subsidiary. Except as set forth in Schedule 5.10, neither the Acquiror nor any Acquiror Subsidiary has entered into any Agreement to indemnify any other Person against any charge of infringement of any Intellectual Property. Except as set forth in
Schedule 5.10, there are no royalties, fees or other payments payable by the Acquiror or any Acquiror Subsidiary to any Person by reason of the ownership, use, sale or disposition of Intellectual Property.

                  (c) Neither the Acquiror nor any Acquiror Subsidiary is, nor will it be as a result of the execution and delivery of this Merger Agreement or the performance of its obligations under this Merger Agreement, in breach of any license, sublicense or other Agreement relating to the Intellectual Property.

                  (d) Neither the Acquiror nor any Acquiror Subsidiary (i) has been served with process, or is aware that any Person is intending to serve process on the Acquiror or any Acquiror Subsidiary, in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property or other proprietary right of any third party or (ii) has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or Agreement involving Intellectual Property against any third party. The business of the Acquiror and the Acquiror Subsidiaries as presently conducted and as proposed to be conducted, and the Acquiror's and the Acquiror Subsidiaries' products and services or proposed products and services do not infringe any Intellectual Property or other propriety right of any third party.

         SECTION 5.11. INSURANCE.

                  The Acquiror has made available to the Company and Company Stockholders copies of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the Assets or the business and operations of the Acquiror or any Acquiror Subsidiary. All such policies: (a) are in full force and effect;
(b) are sufficient for compliance by the Acquiror and the Acquiror Subsidiaries with all requirements of applicable Law and of all Licenses and other Agreements to which the Acquiror or any Acquiror Subsidiary is a party; (c) are valid, outstanding, and enforceable policies; and (d) insure against risks of the kind customarily insured against and in amounts customarily carried by corporations similarly situated and provide adequate insurance coverage for the Assets and the business and operations of the Acquiror and the Acquiror Subsidiaries.

         SECTION 5.12. COMPLIANCE WITH FOREIGN CORRUPT PRACTICES ACT.

                  Neither the Acquiror, the Acquiror Subsidiaries nor any of their officers, directors or, to the knowledge of the Acquiror or any employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Acquiror or of any Acquiror Subsidiary) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Government Entity in the United States or elsewhere in connection with or in furtherance of the business of the Acquiror or any Acquiror Subsidiary (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Acquiror or any Acquiror Subsidiary in obtaining business for or with, or directing business to, any Person, or (b) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Acquiror and the Acquiror Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

         SECTION 5.13. STATE TAKEOVER STATUTES; CERTAIN CHARTER PROVISIONS.

                  No state takeover statutes or charter or bylaw provisions are applicable to the Merger or this Merger Agreement and the transactions contemplated hereby or thereby.

         SECTION 5.14. TAXES AND ASSESSMENTS.

                  Except as set forth on Schedule 5.14, Acquiror and Acquiror Subsidiaries have (a) duly and timely paid all Taxes which have become due and payable by it; (b) Acquiror has received no notice of, nor does Acquiror have any knowledge of, any notice of deficiency or assessment or proposed deficiency or assessment with respect to any Taxes from any Government Entity; and (c) to Acquiror's knowledge, there are no audits pending and there are no outstanding Agreements or waivers by Acquiror that extend the statutory period of limitations applicable to any federal, state, local, or foreign Tax returns or Taxes. See Schedule 5.14 for potential additional Tax liabilities.

         SECTION 5.15. VOTING REQUIREMENTS.

                  The affirmative vote of the Board of Directors of Acquiror is the only vote necessary by Acquiror to approve and adopt this Merger Agreement and the transactions contemplated hereby.

         SECTION 5.16. BROKERS.

                  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Acquiror, except for the fairness opinion to be provided in connection with this transaction.

         SECTION 5.17. NO PRIOR ACTIVITIES OF ACQUIROR SUB.

                  Acquiror Sub was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement and has engaged in no other business activities and has conducted its operations only as contemplated hereby. Acquiror owns all of the capital stock of Acquiror Sub.

         SECTION 5.18. SEC DOCUMENTS.

                  Acquiror has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1998 (the "Acquiror SEC Documents"). As of their respective dates, the Acquiror SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as defined in Section 11.2), as the case may be, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All financial statements set forth in the Acquiror SEC Documents present fairly in all material respects the consolidated financial condition of Acquiror and its affiliates as of (or for the period ending on) their respective dates (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes).

         SECTION 5.19. ACQUIROR COMMON STOCK.

                  The Acquiror Common Stock to be issued and delivered to the Company Stockholders pursuant to the Merger has been duly authorized and, when issued in the Merger in accordance with this Merger Agreement, will be validly issued, fully paid and nonassessable and will have been approved for listing by The Nasdaq Stock Market.

         SECTION 5.20. DISCLOSURE.

                  No representations or warranties by Acquiror or Acquiror Sub in this Merger Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by Acquiror or Acquiror Sub to the Company and the Company Stockholders pursuant to the provisions of this Merger Agreement (taken collectively), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

         SECTION 5.21. ACCOUNTS RECEIVABLE.

                  The accounts receivable aging of the Acquiror shown on Acquiror SEC Documents or thereafter acquired by the Company or any Acquiror Subsidiary, have been collected or are bona fide, arose in the Ordinary Course of Business, and to the Acquiror's knowledge, are not subject to any disputes or offsets except those customary adjustments made from time to time in the ordinary course of business to "true up" accounts receivable with international telecommunications carriers or national and local telephone companies.

         SECTION 5.22. YEAR 2000.

                  As more fully described in Acquiror SEC Documents, all software and firmware used by the Acquiror in connection with any material aspect of Acquiror's business and operations (the "Software") is, to the best of the Acquiror's knowledge, Year 2000 Compliant. "Year 2000 Compliant" means that the Software is designed to be used before, during and after the calendar Year 2000 and that it will operate during each such time period without error relating to date data, including without limitation, errors relating to or which are the result of the date data which represents or references different centuries or more than one country.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1.  AFFIRMATIVE COVENANTS OF THE COMPANY.

                  The Company and the Company Stockholders hereby covenant and agree that, prior to the Effective Time, unless otherwise expressly contemplated by this Merger Agreement or consented to in writing by Acquiror, the Company shall, and shall cause each Subsidiary to, (a) operate its business in the usual and ordinary course consistent with past practices and in accordance with applicable Laws; (b) preserve substantially intact its business organization, maintain its rights and franchises, use its best efforts to retain the services of its respective principal officers and key employees and maintain its relationship with its respective suppliers, contractors, distributors, customers and others having business relationships with it; and, (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted.

         SECTION 6.2.  NEGATIVE COVENANTS OF THE COMPANY.

                  Except as expressly contemplated by this Merger Agreement or otherwise consented to in writing by Acquiror, from the date hereof until the Effective Time, the Company shall not, and shall cause each Subsidiary not to, and the Company Stockholders shall cause the Company and each Subsidiary not to, take any of the following actions:

                  (a) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees, except for increases in salary, wages or bonuses payable or to become payable in the Ordinary Course of Business; (ii) grant any severance or termination pay to, or enter into or modify any employment or severance Agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable Law;

                  (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock other than the $575,000 distribution;

                  (c) (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

                  (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury) or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares or securities, or any rights, warrants or options directly or indirectly to acquire any such shares or securities; or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options in a manner inconsistent with the provisions of this Merger Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

                  (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of inventory in the ordinary course of business and consistent with past practice), or make or commit to make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice and in amounts which are set forth on the attached Schedule 6.2(e), a true and complete copy of which has been provided to Acquiror and other than expenditures in connection with the consummation of the transactions contemplated hereunder; and will not unreasonably delay in making expenditures contemplated as set forth on Schedule 6.2(e);

                  (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or properties except for dispositions in the Ordinary Course of Business;

                  (g) propose or adopt any amendments to its certificate of incorporation, bylaws or other comparable charter or organizational documents;

                  (h) (i) change any of its methods of accounting in effect at January 1, 1999, or (ii) except with respect to state and federal excise Taxes that may be or become due and payable, make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except, in the case of clause (i) or clause (ii), as may be required by Law or GAAP, consistently applied;

                  (i) other than the Company Stockholder debt, prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than trade payables incurred in the
Ordinary Course of Business and payables incurred in connection with consummation of the transactions contemplated hereunder;

                  (j) enter into or modify in any material respect any Material Contract or any other Agreement which, if in effect as of the date hereof, would have been required to be disclosed on Schedule 3.11, except for the restructuring of the Revolving Credit Note Agreements, dated March 5, 1999 and April 1, 1999, identified on the Company's Unaudited Balance Sheet as the Notes Payable, as more fully described on Schedule 6.2(j).

                  (k) take any action or fail to take any action where such action or failure to act would or could reasonably be expected to have a Company Material Adverse Effect (as defined in Section 11.2) or result in any of its representations and warranties set forth in this Merger Agreement being untrue or in any of the conditions set forth in Article VIII not being satisfied; or

                  (l) agree in writing or otherwise to do any of the foregoing.

         SECTION 6.3.  NEGATIVE COVENANTS OF THE COMPANY STOCKHOLDERS.

                  Each Company Stockholder hereby agrees prior to the Effective Time not to (a) directly or indirectly sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any Agreement with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the shares of Company Common Stock now or hereafter beneficially owned by such Company Stockholder except to the extent such transfer is approved in advance in writing by Acquiror and the transferee of such shares of Company Common Stock, prior to and as a condition to such transfer, agrees to be bound by the terms of this Merger Agreement, (b) grant any proxies, deposit any shares of Company Common Stock now or hereafter beneficially owned by such Company Stockholder into a voting trust or enter into a voting agreement with respect to any such shares or (c) take any action which would have the effect of preventing or inhibiting such Company Stockholder from performing such Company Stockholder's obligations under this Merger Agreement.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         Section 7.1.  PREPARATION OF THE FORM S-1.

         At Acquiror's sole expense, Acquiror shall prepare and use its reasonable best efforts to register, pursuant to the Registration Rights Agreement, all of the shares of Acquiror Common Stock issuable under this Merger Agreement and which would be issued to the Company Stockholders upon payment of dividends and conversion of all the Acquiror Convertible Preferred Stock.

         SECTION 7.2.  PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETINGS.

                   (a) Acquiror shall, (as part of its Proxy Statement prepared for its next regular meeting of stockholders or, if and as permitted, as part of its Proxy Statement prepared for any special meeting of stockholders prior to the next regular meeting) prepare and file with the SEC, as part of such Proxy Statement, materials necessary for shareholder review and approval of the issuance of Acquiror's common stock upon the conversion of Series O Preferred Stock to a stockholder of Acquiror and the company where such conversion could result in an increase in outstanding common shares or voting power of five percent (5%) or more to such stockholder. Acquiror shall use all reasonable efforts to have the Acquiror Proxy Statement cleared for distribution by the SEC as promptly as practicable after such filing. Acquiror will use all reasonable efforts to cause the Acquiror Proxy Statement to be mailed to Acquiror's stockholders as promptly as practicable after the Acquiror Proxy Statement is cleared for distribution by the SEC. The Company and the Company Stockholders shall furnish Acquiror with all information concerning the Company and the Company Stockholders as may reasonably be requested by Acquiror in connection with the Acquiror Proxy Statement or any such action. If at any time prior to the Effective Time any information relating to the Company Stockholders, the Company or any of the Company's affiliates, officers or directors, should be discovered by the Company or any Company Stockholder which should be set forth in an amendment or supplement to the Acquiror Proxy Statement, so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify Acquiror.

                   (b) The Company shall, as promptly as practicable, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") in accordance with Nevada Law and its certificate of incorporation and bylaws for the purpose of obtaining the Company Stockholder Approval as required by Nevada Law. Acquiror shall furnish the Company with all information concerning Acquiror as may reasonably be requested in connection with the Company Stockholder Approval. The materials submitted to the Company Stockholders shall be subject to review and reasonable approval by Acquiror and shall include, without limitation, information regarding the Company and Acquiror, the terms of the Merger and this Merger Agreement, the unanimous recommendation of the board of directors of the Company in favor of the Merger and this Merger Agreement, and such Agreements, certificates and documents as Acquiror shall reasonably request to be executed by the Company Stockholders in connection with the transactions contemplated hereby. The Company shall use reasonable efforts to solicit from its stockholders proxies or consents in favor of the approval and adoption of this Merger Agreement and the Merger and to secure the vote or consent of stockholders required by Nevada Law and its certificate of incorporation and bylaws to approve and adopt this Merger Agreement and the Merger. Each Company Stockholder listed on Schedule 7.2 (i) irrevocably agrees, for the period from the date hereof through the date on which the Merger is consummated or the Merger Agreement is terminated in accordance with the terms hereof, whichever is earlier, to cast all votes attributable to the Company Common Stock now or hereafter beneficially owned by such Company Stockholder at any annual or special meeting of stockholders of the Company, including any adjournments or postponements thereof, or written consent of stockholders of the Company in lieu thereof, in favor of the approval and adoption of the Merger Agreement and approval of the Merger and against any Competing Transaction (as defined in Section 11.2), and (ii) agrees not to enter into any Agreement the effect of which would be inconsistent with or would violate such Company Stockholder's obligations under this Merger Agreement.

         SECTION 7.3.  CONSENTS AND APPROVALS; FILINGS AND NOTICES.

                  The Company,  the Company  Stockholders and Acquiror shall use all reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Merger Agreement as promptly as practicable, including (a) executing and delivering any additional instruments necessary, proper or advisable to consummate the transactions contemplated by, and to carry out fully the purposes of, this Merger Agreement, (b) obtaining from any Government Entities any Licenses required to be obtained or made by Acquiror, the Company, any of their respective subsidiaries, or any Company Stockholder in connection with the authorization, execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and

(c) making all necessary filings, and thereafter making any other required submissions, with respect to this Merger Agreement and the Merger required under
(i) the Securities Act and any other applicable federal or state securities Laws, (ii) the HSR Act (as defined in Section 11.2) and (iii) any other applicable Law; provided that Acquiror, the Company and the Company Stockholders shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing parties and their advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith. The Company, the Company Stockholders and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Merger Agreement. The Company and the Company Stockholders shall use reasonable efforts to as promptly as possible make all filings with, provide all notices to and obtain all consents, waivers and approvals from third parties (i) necessary, proper or advisable to consummate the transactions contemplated in this Merger Agreement, (ii) disclosed or required to be disclosed, as the case may be, or
(iii) required to prevent a Company Material Adverse Effect from occurring prior to the Effective Time or an Acquiror Material Adverse Effect from occurring after the Effective Time.

         SECTION 7.4.  ACCESS AND INFORMATION; FINANCIAL STATEMENTS.

                  (a) From the date hereof to the Closing, the Company shall afford to Acquiror and its officers, employees, accountants, consultants, legal counsel, and other representatives of Acquiror full and complete access during normal business hours (with reasonable advance notice) to the properties, books, records, contracts, facilities, premises, and equipment relating to the Assets and the Company (including without limitation, operating and financial information with respect to the Company) as Acquiror may reasonably request, provided that Acquiror and its agents, employees and representatives enter into a commercially reasonable confidentiality and nondisclosure agreement with the Company. In the event that Acquiror determines after the Closing that it is necessary or desirable to audit the financial statements of the Company for any period prior to the Closing Date, the Company Stockholders agree to cooperate with the Acquiror, the Company and auditors for the Company to the extent necessary to complete such audit in a timely manner.

         In addition, Company and the Company Stockholders shall, and shall ensure that their respective affiliates shall, afford to Acquiror and their respective officers, employees, accountants, consultants and legal counsel, access at any time and from time to time following the date hereof, but during business days and normal business hours, to the books, records and other information (including without limitation, operating and financial information), contracts, facilities and premises relating to the Assets, the Company Stockholders and all other companies, divisions or other entities or portions thereof that Acquiror may reasonably request for purposes of preparing audited financial statements pursuant to Acquiror's reporting requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934 (the "Securities Laws"), make available the personnel, accountants and other representatives having knowledge regarding the same and cooperate with and furnish assistance to Acquiror (provided that Company and the Company Stockholders shall not be obligated to incur any non-minimal cost or expense), as Acquiror may reasonably request in connection with the preparation of financial statements with respect to the business represented thereby being acquired under the Purchase Agreement. In connection with an audit of such financial statements, if required, Company and its financial and other management agree to provide certain representations in the form of a representation letter the independent certified public accountants of the Acquiror, in accordance with generally accepted auditing standards. The provision of such financial statement representations and information and assistance shall be reasonably prompt. Company and the Stockholders shall ensure that none of such information is destroyed during the four year period commencing on the closing date unless Acquiror has been afforded a reasonable opportunity to obtain and make copies of the information.

         Any  document or  information  produced or  disclosed  pursuant to this
Section 6.3 in any form is Confidential Information and Acquiror shall not permit the duplication, use, or disclosure of any such Confidential Information by or to any third party (other than officers, employees, accountants, consultants and legal counsel) except as required pursuant to the Securities Laws and permitted hereunder, unless such duplication, use or disclosure is specifically authorized by Company or the Stockholders in writing prior to any disclosure. Acquiror shall use commercially reasonable diligence, and in no event less than that degree of care that such party uses in respect to its own confidential information of like nature, to prevent the unauthorized disclosure or reproduction of such information.

                  (b) For a period of four years from the date of Closing, the Acquiror shall afford to the Company Stockholders and their accountants, consultants, legal counsel, and other representatives full and complete access during normal business hours (with reasonable advance notice) to the books, records and other information (including without limitation, operating and financial information) relating to the Company (or its divisions or subsidiaries) prior to the date of Closing that the Company Stockholders may reasonably request for purposes of preparing tax returns, make available the personnel, accountants and other representatives having knowledge regarding the same and cooperate with and furnish assistance to the Company Stockholders (provided that the Acquiror shall not be obligated to incur any non-minimal cost or expense), as the Company Stockholders may reasonably request in connection with the preparation of tax returns with respect to their interest in the business represented thereby being acquired under the Purchase Agreement., provided that the Company Stockholders and their representatives enter into a commercially reasonable confidentiality and nondisclosure agreement with Acquiror.

         The Acquiror shall ensure that none of such information is destroyed during the four year period commencing on the closing date unless Company Stockholders have been afforded a reasonable opportunity to obtain and make copies of the information.

         Any  document or  information  produced or  disclosed  pursuant to this
Section 6.3 in any form is Confidential Information and the Company Stockholders shall not permit the duplication, use, or disclosure of any such Confidential Information by or to any third party (other than accountants, consultants and legal counsel) except as required pursuant to the Tax Laws and permitted hereunder, unless such duplication, use or disclosure is specifically authorized by Acquiror in writing prior to any disclosure. The Company Stockholders shall use reasonable diligence, and in no event less than that degree of care that such party uses in respect to its own confidential information of like nature, to prevent the unauthorized disclosure or reproduction of such information.

         SECTION 7.5.  CONFIDENTIALITY.

                  Each party shall hold in strict  confidence  all documents and information concerning the other parties and their respective businesses, assets and properties (except that any party may disclose such documents and information to any Government Entity reviewing the transactions contemplated hereby or as required in any party's judgment pursuant to any legal requirement or in furtherance of the transactions contemplated herein), and if the transactions contemplated hereby should not be consummated, such confidence shall be maintained, and all such documents and information (in whatever form) and copies thereof shall immediately thereafter be destroyed, or returned to the party originally furnishing same, subject to the terms of the existing confidentiality agreement between Acquiror and the Company (the "Confidentiality Agreement").

         SECTION 7.6.  PUBLIC ANNOUNCEMENTS.

                  Each of the Company Stockholders, the Company and Acquiror shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law.

         SECTION 7.7.  NO SOLICITATION.

                  (a)  The  Company  shall,   and  shall  cause  its  directors,
officers, employees, representatives, agents and Subsidiaries and their respective directors, officers, employees, representatives and agents to, and the Company Stockholders shall, and shall cause their respective representatives and agents to, immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Competing Transaction. The Company shall not, and shall cause the Subsidiaries not to, and the Company Stockholders shall not, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or furnish any information or negotiate with any Person or otherwise cooperate in any way in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the directors, officers, employees, agents or representatives of the Company, any Subsidiary or any Company Stockholder to take any such action, and the Company shall, and shall cause the Subsidiaries to, and the Company Stockholders shall, direct and instruct and use its or their reasonable best efforts to cause the directors, officers, employees, agents and representatives of the Company, the Subsidiaries and any Company Stockholder (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company, any Subsidiary or any Company Stockholder) not to take any such action. The Company or the applicable Company Stockholder shall promptly notify Acquiror if any inquiries or proposals with respect to a Competing Transaction are received by the Company, any Subsidiary or such Company Stockholder, or any of its or their respective directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives, and the Company or such Company Stockholder shall promptly inform Acquiror as to the material terms of such inquiry or proposal and, if in writing, promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal, and the Company or such Company Stockholder shall keep Acquiror informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals.

                  (b) The Company agrees to insure that neither the board of directors of the Company nor any committee thereof shall, and each Company Stockholder agrees not to (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror or Acquiror Sub, the approval or recommendation by such board of directors or any such committee or Company Stockholder of this Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Competing Transaction or (iii) enter into any Agreement with respect to any Competing Transaction.

         SECTION 7.8.  BLUE SKY.

                  Acquiror shall use reasonable efforts to obtain prior to the Closing Date any necessary state securities or blue sky permits and approvals required to permit the distribution of the shares of Acquiror Common Stock to be issued in accordance with the provisions of this Merger Agreement.

         SECTION 7.9.  EMPLOYEE MATTERS.

                  Acquiror shall cause the Company after the Closing to offer at-will employment following the Closing to each of the employees of the Company on terms and conditions comparable to similar positions at Acquiror. To the extent permitted by applicable law, rule and regulation, and the terms of the applicable employee benefit plans, such employees shall become eligible in the ordinary course for inclusion in the employee benefit plans of Acquiror.

         SECTION 7.10. Nasdaq Listing.

                  Acquiror shall, prior to the Closing Date, file with The Nasdaq Stock Market a Notification for Additional Listing of Shares providing for inclusion for quotation on The Nasdaq Stock Market of the shares of Acquiror Common Stock issuable pursuant to the Merger and shall use reasonable efforts to cause the shares of Acquiror Common Stock to be issued pursuant to the Merger to be approved for quotation on The Nasdaq Stock Market, subject to official notice of issuance, prior to the Closing Date.

         SECTION 7.11. TAX TREATMENT.

                  Each of Acquiror, the Acquiror Sub, the Company and each Company Stockholder shall use all reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and will characterize the Merger as such a reorganization for purposes of all Tax Returns and other relevant filings. Notwithstanding any other provision of this Merger Agreement, the obligations set forth in this Section 7.11 shall survive the Effective Time without limitation as to time or in any other respect.

         SECTION 7.12. OBLIGATIONS OF ACQUIROR SUB.

                  Acquiror shall take all action necessary to cause Acquiror Sub to perform its obligations under this Merger Agreement and shall take any and all steps necessary to cause Acquiror Sub to effect the transactions contemplated hereby.

         SECTION 7.13  ACCESS TO FINANCIAL INFORMATION

         Acquiror shall cooperate with Company Stockholders and provide access to the books and records of the Company after the completion of the merger to the extent necessary for Company Stockholders to prepare and file tax returns and comply with other governmental filing requirements. Acquiror shall maintain the books and records of the Company for a period of four (4) years after the date Company Stockholders' tax returns are filed in order to facilitate Company Stockholders' ability to comply with governmental filing requirements. Before destroying or otherwise disposing of such books and records, Acquiror shall notify Company Stockholders and offer to deliver such books and records to Company Stockholders.

                                  ARTICLE VIII

                               CLOSING CONDITIONS

         SECTION 8.1.   CONDITIONS TO OBLIGATIONS OF EACH PARTY.

                  The respective obligations of parties hereto to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

                  (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

                  (b) SEC Authorization. Acquiror shall have received all other federal or state securities permits and other authorizations necessary to issue Acquiror Common Stock, Acquiror Convertible Preferred Stock and cash in lieu of fractional shares in exchange for Company Common Stock and to consummate the Merger.

                  (c) No Order. No Government Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the transactions contemplated in this Merger Agreement; provided, however, that the parties shall use their reasonable efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted, and any such action or proceeding to be dismissed.

                  (d) Fairness Opinion. Acquiror shall have received a Fairness Opinion from the independent financial advisors to Acquiror, acceptable in form and substance to the Board of Directors (or the Executive Committee of the Board of Directors) of Acquiror, which finds the transaction fair to the Acquiror and its shareholders and Acquiror shall provide Company Stockholders with a true, complete and correct copy thereof.

         SECTION 8.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR AND ACQUIROR SUB.

                  The obligations of Acquiror and Acquiror Sub to effect the transactions contemplated in this Merger Agreement are also subject to the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

                  (a) Representations and Warranties. The representations and warranties of the Company and the Company Stockholders made in this Merger Agreement shall be true and correct in all material respects, on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Closing Date

(which need only be true and correct in all material respects as of such date or time). Acquiror shall have received a certificate of the chief executive officer and the chief financial officer of the Company (as to the Company) and a certificate of each Company Stockholder (as to such Company Stockholder) to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of the Company and the Company Stockholders required to be performed, respectively, or complied with on or before the Closing Date shall have been performed or complied with in all material respects. Acquiror shall have received a certificate of the chief executive officer and the chief financial officer of the Company (as to the Company) and a certificate of each Company Stockholder (as to such Company Stockholder) to that effect.

                  (c) Legal Proceedings. No action or proceeding before any Government Entity shall have been instituted or threatened (and not subsequently settled, dismissed, or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Merger Agreement or otherwise limit the right of the Company, any Subsidiary, the Surviving Corporation or Acquiror to own or operate all or any portion of the business or Assets of the Company and the Subsidiaries, other than an action or proceeding instituted or threatened by Acquiror.

                  (d) No Company Material Adverse Effect. Since the date of this Merger Agreement, no Company Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Company Material Adverse Effect) shall have occurred and be continuing. Acquiror shall have received a certificate of the chief executive officer and the chief financial officer of the Company, to such officers' knowledge, to that effect.

                  (e) Required Consents. The Company shall have delivered to Acquiror at or before the Closing all consents, assignments or notices necessary to be obtained or made by the Company or any Subsidiary in connection with the transactions contemplated by this Merger Agreement.

                  (f) Employment Agreements. Bijan Moaveni shall have executed and delivered to Acquiror at or before the Closing an employment agreement, substantially in the form of Exhibit E hereto.

                  (g) Legal Opinion. Acquiror shall have received from Gardere & Wynne, counsel to the Company, an opinion of counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit F.

                  (h) Investment Agreements. Acquiror shall have received from each Company Stockholder, and any other Person who is to receive shares of Acquiror Common Stock and/or Acquiror Convertible Preferred Stock in the Merger, a duly executed and delivered Investment Agreement. The total number of Persons that will receive shares of Acquiror Common Stock and Acquiror Convertible Preferred Stock in the Merger is less than 35. Each Person that is to receive shares of Acquiror Common Stock and Acquiror Convertible Preferred Stock in the Merger and that is not an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, shall have such knowledge and experience in financial and business matters, either along or with an appropriate purchaser representative that has been appointed by such Company Stockholder, that it is capable of evaluating the merits and risks of the Merger and its investment in Acquiror Common Stock and Acquiror Convertible Preferred Stock.

                  (i)Escrow   Agreement.   The  escrow  agent  and  the  Company
Stockholders shall have executed and delivered the Escrow Agreement.

                  (j) Tax Opinion. Acquiror shall have received the opinion of Hogan & Hartson L.L.P., counsel to Acquiror, in the form of Exhibit G, dated the Closing Date, to the effect that the Merger will be a reorganization as described in Section 368(a) of the Code. In rendering such opinion, Hogan & Hartson L.L.P. shall require delivery of and rely upon the representation letters delivered by Acquiror, Acquiror Sub and the Company substantially in the forms of Exhibit H and Exhibit I hereto. A true, complete and correct copy of the tax opinion shall be provided to the Company Stockholders.

                  (k) Other Closing Documents. The Company and the Company Stockholders shall have executed and delivered to Acquiror such additional documents, certificates, opinions and Agreements as Acquiror may reasonably request.

         SECTION 8.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE COMPANY STOCKHOLDERS.

                  The obligations of the Company and the Company Stockholders to effect the transactions contemplated in this Merger Agreement are also subject to the following conditions any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

                  (a) Representations and Warranties. The representations and warranties of Acquiror and Acquiror Sub made in this Merger Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time). The Company shall have received a certificate of the chief executive officer and chief financial officer of Acquiror (as to Acquiror) and Acquiror Sub (as to Acquiror Sub) to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of Acquiror and Acquiror Sub required to be performed or complied with on or before the Closing Date shall have been performed or complied with in all material respects. The Company shall have received a certificate of the chief executive officer and chief financial officer of Acquiror (as to Acquiror) and Acquiror Sub (as to Acquiror Sub) to that effect.

                  (c) Legal Proceedings. No action or proceeding before any Government Entity shall have been instituted or threatened (and not subsequently settled, dismissed, or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Merger Agreement other than an action or proceeding instituted or threatened by the Company.

                  (d) Legal Opinion. The Company and the Company Stockholders shall have received from in-house counsel to the Company, an opinion of counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit I.

                  (e) Tax Opinion. The Company shall have received the opinion of Gardere & Wynne, L.L.P., counsel to the Company, in the form of Exhibit J, dated the Closing Date, to the effect that the Merger will be a reorganization as described in Section 368(a) of the Code. In rendering such opinion, Gardere & Wynne shall require delivery of and rely upon the representation letters delivered by

Acquiror, Acquiror Sub and the Company substantially in the forms of Exhibit K and Exhibit L hereto. A true, complete and correct copy of the tax opinion shall be provided to Acquiror.

                  (f) Escrow Agreement. The escrow agent and Acquiror shall have executed and delivered the Escrow Agreement.

                  (g) Other Closing Documents. Acquiror shall have executed and/or delivered to the Company such additional documents, certificates, opinions and agreements as the Company may reasonably request.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1.  TERMINATION.

                  This Merger Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of Acquiror and the Company;

                  (b) by Acquiror if the Company or any Company Stockholder shall have breached any of its representations, warranties, covenants or agreements contained in this Merger Agreement, or any such representation or warranty shall have become untrue, in any such case such that the conditions in
Section 8.2(a) or Section 8.2(b) will not be satisfied and such breach or condition has not been cured within ten (10) business days following receipt by the Company or such Company Stockholder of written notice of such breach;

                  (c) by the Company or the Company Stockholders if Acquiror shall have breached any of its representations, warranties, covenants or agreements contained in this Merger Agreement, or any such representation or warranty shall have become untrue, in any such case such that the conditions in
Section 8.3(a) or Section 8.3(b) will not be satisfied and such breach or condition has not been cured within ten (10) business days following receipt by Acquiror of written notice of such breach;

                  (d) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Government Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable; or

                  (e) by either Acquiror or the Company if the Effective Time has not occurred on or prior to December 15, 1999 (unless such date shall be extended by the mutual written consent of the parties); provided, that the right to terminate this Merger Agreement under this Section 9.1(e) shall not be available to any party whose breach of any representation, warranty, covenant or agreement contained in this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such date.

         SECTION 9.2.  EFFECT OF TERMINATION.

                  In the event of termination of this Merger Agreement by either Acquiror or the Company as provided in Section 9.1, this Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Acquiror Sub, the Company, any of their respective directors or officers, or any Company Stockholder, except (i) nothing herein shall relieve any party from liability for any breach hereof, (ii) each party shall be entitled to any remedies at law or in equity for such breach and (iii) Sections 7.5, 9.2, 10.1, 11.6 and 11.11 shall remain in full force and effect and survive any termination of this Merger Agreement.

         SECTION 9.3.  AMENDMENT.

                  This Merger Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 9.4.  WAIVER.

                  At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties contained in this Merger Agreement or in any document delivered pursuant to this Merger Agreement, and (c) waive compliance by any other party with any of the Agreements or conditions contained in this Merger Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of the party or parties to be bound thereby. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Merger Agreement or under any other Agreement or document given in connection with or pursuant to this Merger Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.

                                    ARTICLE X

             SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

         SECTION 10.1. SURVIVAL OF REPRESENTATIONS.

                  All representations, warranties, covenants, indemnities and other Agreements made by any party to this Merger Agreement herein or pursuant hereto, shall be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other Agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other Agreements shall survive the Effective Time, and any investigation, audit or inspection at any time made by or on behalf of any party hereto, as follows: (a) unless otherwise specified below, representations and warranties shall survive until January 1, 2001; (b) representations and warranties with respect to Taxes and employee benefit matters shall survive until the expiration of the applicable statute of limitations; (c) representations, warranties and covenants for matters relating to title to the capital stock of the Company and the Assets shall continue in full force and effect in perpetuity; and (d) the covenants and agreements in this Article X and the covenants and agreements which by their terms survive the Effective Time shall continue in full force and effect until fully discharged. Notwithstanding anything herein to the contrary, any representation, warranty, covenant or agreement which is the subject of a claim which is asserted in writing prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution thereof.

         SECTION 10.2. AGREEMENT OF THE COMPANY STOCKHOLDERS TO INDEMNIFY.

                  Subject to the conditions and provisions of this Article X, each Company Stockholder hereby agrees, severally for himself but not jointly for any other Company Stockholder, to indemnify, defend and hold harmless Acquiror and its officers, directors, employees, agents and representatives (collectively, the "Acquiror Indemnified Persons") from and against and in respect of all Losses (as defined in Section 11.2) resulting from, imposed upon or incurred by Acquiror Indemnified Persons, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other Agreements, given or made by such Company Stockholder or the Company in this Merger Agreement or in any document, certificate or Agreement furnished by or on behalf of the Company or such Company Stockholder pursuant to this Merger Agreement. Without limiting the foregoing, such indemnification shall include Losses (i) pursuant to Environmental Laws resulting from any action or omission initiated or occurring, or relating to any action or omission initiated or occurring, prior to the Effective Time (including, without limitation, actions or omissions of predecessors in interest of the Company or the Subsidiaries), and (ii) resulting from the Company's or any Subsidiary's failure to comply with the Code, ERISA, or any other Law pertaining to the Employee Benefit Plans, Other Arrangements or other employee or employment related benefits. It shall be a condition to the right of any Acquiror Indemnified Person to indemnification pursuant to this
Section 10.2 that such Acquiror Indemnified Person shall assert a claim for such indemnification within the applicable survival periods set forth in Section 10.1 hereof.

         SECTION 10.3. AGREEMENT OF ACQUIROR TO INDEMNIFY.

                  Subject to the conditions and provisions of this Article X, Acquiror hereby agree to indemnify, defend and hold harmless the Company Stockholders from and against and in respect of all Losses resulting from, imposed upon or incurred by the Company Stockholders, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other
Agreements, given or made by Acquiror in this Merger Agreement or in any document, certificate or Agreement furnished by or on behalf of Acquiror pursuant to this Merger Agreement. It shall be a condition to the right of any Company Stockholders to indemnification pursuant to this Section 10.3 that such Company Stockholder shall assert a claim for such indemnification within the applicable survival periods set forth in Section 10.1 hereof.

         SECTION 10.4. THIRD PARTY CLAIMS.

                  The obligations and liabilities of the Company Stockholders and Acquiror hereunder with respect to their respective indemnities pursuant to this Article X resulting from any Third Party Claim (as defined in Section 11.2) shall be subject to the following terms and conditions:

                  (a) The party seeking indemnification (the "Indemnified Party") must give the party from whom indemnification is sought (the "Indemnifying Party") notice of any Third Party Claim which is asserted against, imposed upon or incurred by the Indemnified Party and which may give rise to liability of the Indemnifying Party pursuant to this Article X, stating (to the extent known or reasonably anticipated) the nature and basis of such Third Party Claim and the amount thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual material damage by reason of such failure.

                  (b) Subject to Section 10.4(c) below, the Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Third Party Claim at the Indemnifying Party's risk and expense.

                  (c) In the event that (i) the Indemnifying Party shall elect not to undertake such defense, (ii) within a reasonable time after notice from the Indemnified Party of any such Third Party Claim, the Indemnifying Party shall fail to undertake to defend such Third Party Claim, or (iii) there is a reasonable probability that such Third Party Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, then the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party. In the event that the Indemnified Party undertakes the defense of a Third Party Claim under this Section 10.4(c), the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the reasonable costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

                  (d) Anything in this Section 10.4 to the contrary notwithstanding, (i) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise such Third Party Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Third Party Claim in form and substance reasonably satisfactory to the Indemnified Party; (ii) in the event that the Indemnifying Party undertakes the defense of such Third Party Claim, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to participate in the defense, compromise or settlement thereof and the Indemnifying Party and its counsel and other representatives shall cooperate with the Indemnified Party and its counsel and representatives in connection therewith; and (iii) in the event that the Indemnifying Party undertakes the defense of such Third Party Claim, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Third Party Claim and furnish the Indemnified Party with all documents, instruments and information that the Indemnified Party shall reasonably request in connection therewith.

         SECTION 10.5  LIMITATIONS.

                  Anything contained herein to the contrary notwithstanding, no claim for indemnification shall be made by Acquiror under Section 10.2(b) of this Agreement until the claims for indemnification for Losses by the Acquiror Indemnified Persons exceeds an aggregate of $200,000; provided, however, if the aggregate of such Losses exceeds $200,000, the Company Stockholders shall be liable for all such Losses, not just the excess over $200,000; and, provided further, that such claim shall be limited to the Escrowed Shares as described in the provisions of Section 10.6 below

         SECTION 10.6. PAYMENT OF INDEMNIFICATION BY THE COMPANY STOCKHOLDERS.

                  From and after the Effective Time, any indemnification payment due by any Company Stockholder to any Acquiror Indemnified Person shall be satisfied out of the Escrow Shares pursuant to the terms and conditions of the Escrow Agreement and the total amount of indemnification, if any, shall be limited to the total value of Escrowed Shares provided, however, that nothing herein shall limit (a) the remedies that the Acquiror Indemnified Persons may have for Losses based on fraud (which losses shall be satisfied (i) first, out of the Escrow Shares pursuant to the terms and conditions of the Escrow

Agreement, and (ii) second, in shares of Acquiror Common Stock and/or Acquiror Convertible Preferred Stock received by such Company Stockholder in connection with the transactions contemplated hereby, where such shares are valued, for purposes of such indemnification, at the Conversion Price (assuming for this purpose the conversion, to the extent necessary, of Acquiror Convertible Preferred Stock into Acquiror Common Stock, whether or not then convertible), or
(b) the equitable remedies of specific performance and injunctive relief that may be available to the Acquiror Indemnified Persons.

         SECTION 10.7. NO RECOURSE AGAINST THE SURVIVING CORPORATION.

                  The Company Stockholders hereby irrevocably waive any and all right to recourse against the Company, any Subsidiary and the Surviving Corporation with respect to any claims made against the Company Stockholders for breach of any representation, warranty, indemnity or other Agreement or action made or taken by or pursuant to this Merger Agreement.

         SECTION  10.8.   REMEDIES   CUMULATIVE;   EFFECT  OF  INVESTIGATION  OR
                          KNOWLEDGE.

                  (a) Except as otherwise limited by the terms of this Agreement, the remedies provided herein shall be cumulative and shall not preclude the assertion by any Indemnified Party of any other rights or the seeking of any other remedies against any Indemnifying Party.

                  (b) The right to indemnification, payment of Losses or other remedy based on the representations, warranties, covenants and Agreements under this Merger Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Merger Agreement or the Effective Time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or Agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or Agreement, will not affect the right to indemnification, payment of Losses, or other remedy based on such representations, warranties, covenants and Agreements.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         SECTION 11.1. NOTICES.

                  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail
(postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  (a)      If to Acquiror or Acquiror Sub:

                           eGlobe, Inc.
                           1250 24th Street, NW, Suite 725
                           Washington, D.C. 20037
                           Telecopier No.: (202) 822-8984
                           Attention: General Counsel

                           with a copy (which shall not constitute notice) to:

                           Hogan & Hartson L.L.P.
                           Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, DC 20004
                           Telecopier No.: (202) 637-5910
                           Attention: Steven M. Kaufman

                  (b)      If to the Company:

                           Coast International, Inc.
                           14303 W. 95th Street
                           Lenexa, Kansas 66215
                           Telecopier No.: (913) 859-9223
                           Attention: Bijan Moaveni

                           with a copy (which shall not constitute notice) to:

                           Gardere & Wynne, L.L.P.
                           1601 Elm Street, Suite 3000
                           Dallas, Texas 75201
                           Telecopier No.: (214) 999-3690
                           Attention: James S. Pleasant, Esq.

                  (c) If to any Company Stockholder, to such Company Stockholder at the address set forth below its or his signature on this Merger Agreement

                           With a copy (which shall not constitute notice) to:

                           Coast International, Inc.
                           14303 W. 95th Street
                           Lenexa, Kansas  66215
                           Telecopier No.: (913) 859-9223
                           Attention: Bijan Moaveni

                  (d)      If to the Stockholders' Representative:

                           Not Applicable

         SECTION 11.2. CERTAIN DEFINITIONS.

              For purposes of this Merger Agreement, the term:

                  "Acquiror"   is  defined  in  the   preamble  to  this  Merger
Agreement.

                  "Acquiror Common Stock" is defined in Section 2.1(a).

                  "Acquiror Indemnified Persons" is defined in Section 10.2.

                  "Acquiror Material Adverse Effect" means any event, change or effect that, individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of Acquiror and its subsidiaries, taken as a whole.

                  "Acquiror Convertible Preferred Stock" is defined in Section 2.1(a).

                  "Acquiror Proxy Statement" is defined in Section 3.29.

                  "Acquiror SEC Documents" is defined in Section 5.13.

                  "Acquiror Sub" is defined in the preamble to this Merger Agreement.

                  "Acquiror   Subsidiary"  means,  for  purposes  of  Acquiror's
Representations and Warranties, any entity in which Acquiror has a 50% or greater ownership interest.

                  "affiliate" means, unless otherwise defined herein: (a) with respect to an individual, any member of such individual's family who resides in the same home; and (b) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

                   "Agreement" means any concurrence of understanding and intention between two or more Persons with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

                  "Assets" shall mean the assets, rights and properties, whether owned, leased or licensed, real, personal or mixed, tangible or intangible, that are used, useful or held for use in connection with the business of the Company or any Subsidiary.

                  "Audited Balance Sheets" is defined in Section 3.7(a).

                  "Audited Statements" is defined in Section 3.7(a).

                   "business day" means a day other than a Saturday, a Sunday or any other day on which commercial banks in the State of Kansas and in the District of Columbia are authorized or obligated to be closed.

                  "Certificate of Merger" is defined in Section 1.2.

                  "Certificates" is defined in Section 2.4.

                  "Closing" is defined in Section 2.6.

                  "Closing Date" is defined in Section 2.6.

                  "Code" is defined in the preamble.

                  "Company" is defined in the preamble to this Merger Agreement.

                  "Company Affiliate" is defined in Section 3.27.

                  "Company Common Stock" is defined in Section 2.1(a).

                  "Company Licenses" is defined in Section 3.15.

                  "Company Material Adverse Effect" means any event, change or effect that, individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of the Company and the Subsidiaries, taken as a whole.

                   "Company Stockholders" is defined in the preamble to this Merger Agreement.

                   "Competing Transaction" means any of the following involving the Company or the Subsidiaries (other than the transactions contemplated by this Merger Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of the Assets, or issuance of ten percent (10%) or more of the outstanding voting securities of the Company or any Subsidiary in a single transaction or series of transactions; (iii) any tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of capital stock of the Company or any Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; (iv) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) shall have been formed after the date of this Merger Agreement which beneficially owns or has the right to acquire beneficial ownership of, ten percent (10%) or more of the then outstanding shares of capital stock of the Company or any Subsidiary; or (v) any Agreement to, or public announcement by the Company or any other Person of a proposal, plan or intention to, do any of the foregoing.

                  "control" (including the terms "controlled by" and "under common control with") means, as used with respect to any Person, possession, directly or indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities, as trustee or executor, by Agreement or otherwise).

                  "Delaware Law" is defined in the preamble to this Merger Agreement.

                  "DOL" means the United States Department of Labor and its successors.

                  "Effective Time" is defined in Section 1.2.

                  "Employee Benefit Plan" means any plan, program or arrangement, whether or not written, that is or was an ":employee benefit plan" as such term is defined in Section 4(3) of ERISA and (a) which was or is established or maintained by the Company or any Subsidiary; (b) to which the Company or any Subsidiary contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any Person who performs or who has performed services for the Company or any Subsidiary and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

                  "Encumbrances" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

                  "Environmental Laws" means all applicable foreign, federal, state and local Laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment, including, without limitation, Laws relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "Escrow Agreement" is defined in Section 2.1(a).

                  "Escrow Shares" is defined in Section 2.1(a).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Financial Statements" is defined in Section 3.7(a).

                  "GAAP" is defined in the preamble to this Merger Agreement.

                  "Government Entity" means any United States or other national, state, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

                  "group" shall have the meaning set forth in Section 13(d) of the Exchange Act.

                  "Hazardous Materials" means wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "Income Statements" is defined in Section 3.7(a).

                  "Indemnified Party" is defined in Section 10.4(a).

                  "Indemnifying Party" is defined in Section 10,4(a).

                  "Intellectual Property" is defined in Section 3.16(a).

                  "IRS" means the United States Internal Revenue Service and its successors.

                  "knowledge of the Company and the Company Stockholders" or "to the Company's and Company Stockholders' knowledge" means the actual, current personal knowledge of Ronald J. Jensen, Bijan Moaveni, or Jose Valdez.

                  "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and Assets thereof.

                  "License" means any franchise, grant, authorization, license, tariff, permit, easement, variance, exemption, consent, certificate, approval or order of any Government Entity.

                  "Losses" means all demands, losses, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

                  "Material Contracts" means, collectively, all Agreements which
(a) involve an aggregate annual expenditure by the Company or any Subsidiary of $25,000 or more, (b) are not cancelable by the Company or any Subsidiary without cost on sixty (60) days or less notice, (c) are with any current customer, supplier or distribution partner and have an unexpired term of two (2) or more years, or (d) restrict or regulate in any manner the conduct of the business of the Company or any Subsidiary, require the referral of any business by the Company or any Subsidiary, or require or purport to require the payment of money or the acceleration of performance of any obligations of the Company or any Subsidiary by virtue of any of the transactions contemplated hereby, and "Material Contract" means each of the Material Contracts, individually.

                  "Material Leases" means, collectively, all leases which (a) involve an aggregate annual expenditure by the Company or any Subsidiary of $5,000 or more, (b) are not cancelable by the Company or any Subsidiary without cost on sixty (60) days or less notice, or (c) have an unexpired term of more than one (1) year, and "Material Lease" means each of the Material Leases, individually.

                  "Merger" is defined in the preamble to this Merger Agreement.

                  "Merger Agreement" is defined in the preamble to this Merger Agreement.

                  "Nevada Law" is defined in the preamble to this Merger Agreement.

                  "Ordinary   Course  of  Business"  means  ordinary  course  of
business consistent with past practices and commercially reasonable business operations.

                  "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not an Employee Benefit Plan.

                  "PBGC" means the Pension Benefit Guaranty Corporation or its successors.

                  "Person"  means  an  individual,   corporation,   partnership,
association, trust, unincorporated organization, or other entity or group.

                  "Exchange Value" is defined in Section 2.1(a).

                  "Qualified Plan" means an "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) that satisfies, or is intended by the Company to satisfy, the requirements for Tax qualification described in
Section 401 of the Code.

                  "Registration Rights Agreement" means the agreement dated November _, 1999 by and among Acquiror, Ronald L. Jensen, Bijan Moaveni and Jose Valdez which sets forth the timing, terms and conditions under which Acquiror shall register the shares of common stock to be issued pursuant to this Merger Agreement.

                  "SEC" is defined in Section 7.1.

                  "Securities Act" means the Securities Act of 1933, as amended.

                   "Securities Laws" is defined in Section 7.3.

                  "Subsidiary" means a corporation, partnership, joint venture or other entity of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise control of such entity.

                  "Taxes" (including the terms "Tax" and "Taxing") means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Government Entity, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

                  "Tax Returns" means all federal, state, local, foreign and other applicable returns, declarations, reports and information statements with respect to Taxes required to be filed with the IRS or any other Government Entity or Tax authority or agency, including, without limitation, consolidated, combined and unitary tax returns.

                  "Third Party Claim" means any claim or other assertion of liability by a third party.

                  "Third  Party  Intellectual  Property  Rights"  is  defined in
Section 3.16(b).

                  "Unaudited Balance Sheets" is defined in Section 3.7.

                   "Year 2000 Compliant" means that neither performance nor functionality is affected by dates prior to, during or after the year 2000; in particular (i) no value for current date will cause any interruption in operation; (ii) date-based functionality must behave consistently for dates before, during and after the year 2000; (iii) in all interfaces and data storage, the century in any date is specified either explicitly or by unambiguous algorithms or inferencing rules; and (iv) the year 2000 must be recognized as a leap year.

         SECTION 11.3. HEADINGS.

                  The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

         SECTION 11.4. SEVERABILITY.

                  If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 11.5. ENTIRE AGREEMENT.

                  This Merger Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto) constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         SECTION 11.6. SPECIFIC PERFORMANCE.

                  The transactions contemplated by this Merger Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

         SECTION 11.7. ASSIGNMENT.

                  Neither this Merger Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Merger Agreement shall be binding upon, inure to the benefit of and be enforceable against the parties and their respective successors and assigns.

         SECTION 11.8. THIRD PARTY BENEFICIARIES.

                  This Merger Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Merger Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Merger Agreement, except for Acquiror Indemnified Persons under Article X hereof and except as otherwise provided in Section 11.7.

         SECTION 11.9. GOVERNING LAW.

                  This Merger Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware.

         SECTION 11.10.  COUNTERPARTS.

                  This Merger Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement.

         SECTION 11.11.  FEES AND EXPENSES.

                  Except as otherwise provided for in this Merger Agreement, each party hereto shall pay its own fees, costs and expenses incurred in connection with this Merger Agreement and in the preparation for and consummation of the transactions provided for herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Merger Agreement, or caused this Merger Agreement to be executed and delivered, as of the date first written above.

                                               eGLOBE, INC.

                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                               COAST INTERNATIONAL, INC.

                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------




                                               ---------------------------------
                                               Name: Ronald L. Jensen
                                               Address:
                                                       -------------------------
                                               ---------------------------------




                                               ---------------------------------
                                               Name: Bijan Moaveni
                                               Address:
                                                       -------------------------
                                               ---------------------------------




                                               ---------------------------------
                                               Name:  Jose Valdez
                                               Address:
                                                       -------------------------
                                               ---------------------------------

                                TABLE OF CONTENTS

AGREEMENT AND PLAN OF MERGER......................................................................................1

ARTICLE I  THE MERGER.............................................................................................1

SECTION 1.1.             The Merger...............................................................................1
SECTION 1.2.             Effective Time...........................................................................2
SECTION 1.3.             Effect of the Merger.....................................................................2
SECTION 1.4.             Certificate of Incorporation; Bylaws.....................................................2
SECTION 1.5.             Directors and Officers...................................................................2
SECTION 1.6.             Board of Directors Observation Rights....................................................2
SECTION 1.7.             Tax Treatment of the Merger..............................................................3

ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES....................................................3

SECTION 2.1.             Conversion of Securities.................................................................3
SECTION 2.2              Acquiror Convertible Preferred Stock.....................................................4
SECTION 2.3              Closing Acquiror Common Shares...........................................................4
SECTION 2.4.             Exchange of Certificates.................................................................4
SECTION 2.5.             Stock Transfer Books.....................................................................6
SECTION 2.6.             Closing..................................................................................6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY STOCKHOLDERS...........................6

SECTION 3.1.             Organization and Qualification; Subsidiaries.............................................6
SECTION 3.2.             Certificate of Incorporation and Bylaws..................................................7
SECTION 3.3.             Capitalization...........................................................................7
SECTION 3.4.             Balance Sheet and Net Working Capital....................................................7
SECTION 3.5.             Authority................................................................................8
SECTION 3.6.             No Conflict; Required Filings and Consents...............................................8
SECTION 3.7.             Financial Statements.....................................................................8
SECTION 3.8.             Accounts Receivable......................................................................9
SECTION 3.9.             Ownership and Condition of the Assets....................................................9
SECTION 3.10.            Leases...................................................................................9
SECTION 3.11.            Other Agreements........................................................................10
SECTION 3.12.            Real Property...........................................................................10
SECTION 3.13.            Environmental Matters...................................................................10
SECTION 3.14.            Litigation..............................................................................11
SECTION 3.15.            Compliance with Laws; Licenses and Permits..............................................11
SECTION 3.16.            Intellectual Property...................................................................11
SECTION 3.17.            Taxes and Assessments...................................................................12
SECTION 3.18.            Employment Matters......................................................................12
SECTION 3.19.            Transactions with Related Parties.......................................................14
SECTION 3.20.            Insurance...............................................................................15
SECTION 3.21.            Voting Requirements.....................................................................15
SECTION 3.22.            Compliance with Foreign Corrupt Practices Act...........................................15
SECTION 3.23.            Brokers.................................................................................16
SECTION 3.24.            Board Recommendation....................................................................16
SECTION 3.25.            State Takeover Statutes; Certain Charter Provisions.....................................16

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
SECTION 3.26.            Year 2000...............................................................................16
SECTION 3.27.            Absence of Certain Changes or Events....................................................16
SECTION 3.28.            Proxy Statement.........................................................................17

ARTICLE IV  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERs................................17

SECTION 4.1.             Title to Company Common Stock...........................................................17
SECTION 4.2.             Authority and Capacity..................................................................17
SECTION 4.3.             Absence of Violation....................................................................17
SECTION 4.4.             Restrictions and Consents...............................................................18
SECTION 4.5.             Binding Obligation......................................................................18
SECTION 4.6.             No Registration Under the Securities Act................................................18
SECTION 4.7.             Acquisition for Investment..............................................................18
SECTION 4.8.             Evaluation of Merits and Risks of Investment............................................18

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUIROR SUB...........................................19

SECTION 5.1.             Organization and Qualification..........................................................19
SECTION 5.2.             Certificate of Incorporation and Bylaws.................................................19
SECTION 5.3.             Capitalization..........................................................................19
SECTION 5.4.             Authority...............................................................................20
SECTION 5.5.             No Conflict; Required Filings and Consents..............................................20
SECTION 5.6.             Financial Statements....................................................................21
SECTION 5.7.             Agreements..............................................................................21
SECTION 5.8.             Litigation..............................................................................21
SECTION 5.9.             Environmental Matters...................................................................21
SECTION 5.10.            Intellectual Property...................................................................22
SECTION 5.11.            Insurance...............................................................................22
SECTION 5.12.            Compliance with Foreign Corrupt Practices Act...........................................23
SECTION 5.13.            State Takeover Statutes; Certain Charter Provisions.....................................23
SECTION 514.             Taxes and Assessments...................................................................23
SECTION 5.15.            Voting Requirements.....................................................................23
SECTION 5.16.            Brokers.................................................................................24
SECTION 5.17.            No Prior Activities of Acquiror Sub.....................................................24
SECTION 5.18.            SEC Documents...........................................................................24
SECTION 5.19.            Acquiror Common Stock...................................................................24
SECTION 5.20.            Disclosure..............................................................................24
SECTION 5.21.            Accounts Receivable.....................................................................24
SECTION 5.22.            Year 2000...............................................................................25

ARTICLE VI  COVENANTS............................................................................................25

SECTION 6.1.             Affirmative Covenants of the Company....................................................25
SECTION 6.2.             Negative Covenants of the Company.......................................................25
SECTION 6.3.             Negative Covenants of the Company Stockholders..........................................27

ARTICLE VII  ADDITIONAL AGREEMENTS...............................................................................27

Section 7.1.             Preparation of the Form S-1.............................................................27
SECTION 7.2.             Preparation of Proxy Statement; Stockholders Meetings...................................27
SECTION 7.3.             Consents and Approvals; Filings and Notices.............................................28
SECTION 7.4.             Access and Information; Financial Statements............................................29

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

SECTION 7.5.             Confidentiality.........................................................................30
SECTION 7.6.             Public Announcements....................................................................31
SECTION 7.7.             No Solicitation.........................................................................31
SECTION 7.8.             Blue Sky................................................................................32
SECTION 7.9.             Employee Matters........................................................................32
SECTION 7.10.            Nasdaq Listing..........................................................................32
SECTION 7.11.            Tax Treatment...........................................................................32
SECTION 7.12.            Obligations of Acquiror Sub.............................................................32

ARTICLE VIII  CLOSING CONDITIONS.................................................................................33
SECTION 8.1.             Conditions to Obligations of Each Party.................................................33
SECTION 8.2.             Additional Conditions to Obligations of Acquiror and Acquiror Sub.......................33
SECTION 8.3.             Additional Conditions to Obligations of the Company and the Company Stockholders........35

ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER....................................................................36

SECTION 9.1.             Termination.............................................................................36
SECTION 9.2.             Effect of Termination...................................................................36
SECTION 9.3.             Amendment...............................................................................37
SECTION 9.4.             Waiver..................................................................................37

ARTICLE X  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES................................................37

SECTION 10.1.            Survival of Representations.............................................................37
SECTION 10.2.            Agreement of the Company Stockholders to Indemnify......................................38
SECTION 10.3.            Agreement of Acquiror to Indemnify......................................................38
SECTION 10.4.            Third Party Claims......................................................................38
SECTION 10.5             Limitations.............................................................................39
SECTION 10.6.            Payment of Indemnification by the Company Stockholders..................................39
SECTION 10.7.            No Recourse Against the Surviving Corporation...........................................40
SECTION 10.8.            Remedies Cumulative; Effect of Investigation or Knowledge...............................40

ARTICLE XI  GENERAL PROVISIONS...................................................................................40

SECTION 11.1.            Notices.................................................................................40
SECTION 11.2.            Certain Definitions.....................................................................42
SECTION 11.3.            Headings................................................................................47
SECTION 11.4.            Severability............................................................................47
SECTION 11.5.            Entire Agreement........................................................................47
SECTION 11.6.            Specific Performance....................................................................47
SECTION 11.7.            Assignment..............................................................................47
SECTION 11.8.            Third Party Beneficiaries...............................................................48
SECTION 11.9.            Governing Law...........................................................................48
SECTION 11.10.           Counterparts............................................................................48
SECTION 11.11.           Fees and Expenses.......................................................................48
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                             EXHIBITS AND SCHEDULES
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